                                                                    EXHIBIT 10.1

                    $200,000,000.00 REVOLVING CREDIT FACILITY
                            $100,000,000.00 TERM LOAN

                                CREDIT AGREEMENT

                                  by and among

                            P.H. GLATFELTER COMPANY

                                       and

                    Certain of its Subsidiaries, as Borrowers

                                       and

                        THE BANKS PARTY HERETO, as Banks

                                       and

                    PNC BANK, NATIONAL ASSOCIATION, as Agent

                                      with

         PNC CAPITAL MARKETS LLC and CREDIT SUISSE SECURITIES (USA) LLC,


                     as Joint Lead Arrangers and Bookrunners

                                       and

            CREDIT SUISSE SECURITIES (USA) LLC, as Syndication Agent

                            Dated as of April 3, 2006

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
1.    CERTAIN DEFINITIONS................................................      1
      1.1     Certain Definitions........................................      1
      1.2     Construction...............................................     26
              1.2.1     Number; Inclusion................................     27
              1.2.2     Determination....................................     27
              1.2.3     Agent's Discretion and Consent...................     27
              1.2.4     Documents Taken as a Whole.......................     27
              1.2.5     Headings.........................................     27
              1.2.6     Implied References to this Agreement.............     27
              1.2.7     Persons..........................................     27
              1.2.8     Modifications to Documents.......................     28
              1.2.9     From, To and Through.............................     28
              1.2.10    Shall; Will......................................     28
      1.3     Accounting Principles......................................     28

2.    REVOLVING CREDIT AND SWING LOAN FACILITIES.........................     29
      2.1     Revolving Credit Commitments...............................     29
              2.1.1     Revolving Credit Loans...........................     29
              2.1.2     Swing Loan Commitment............................     30
      2.2     Nature of Banks' Obligations with Respect to Revolving
              Credit Loans...............................................     31
      2.3     Commitment Fees............................................     31
      2.4     Revolving Credit Loan Requests.............................     31
              2.4.1     Revolving Credit Loan Requests...................     31
              2.4.2     Swing Loan Requests..............................     32
      2.5     Making Revolving Credit Loans and Swing Loans; Revolving
              Credit Notes and Swing Notes...............................     32
              2.5.1     Making Revolving Credit Loans....................     32
              2.5.2     Making Swing Loans...............................     33
      2.6     Revolving Credit Notes.....................................     33
      2.7     Swing Loan Note............................................     33
      2.8     Borrowings to Repay Swing Loans............................     33
      2.9     Utilization of Commitments in Optional Currencies..........     34
              2.9.1     Periodic Computations of Dollar Equivalent
                        Amounts of Revolving Credit Loans and Letters of
                        Credit Outstanding...............................     34
              2.9.2     Notices From Banks That Optional Currencies Are
                        Unavailable to Fund New Loans....................     34
              2.9.3     Notices From Banks That Optional Currencies Are
                        Unavailable to Fund Renewals of the Euro-Rate
                        Option...........................................     34
              2.9.4     European Monetary Union..........................     35

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
              2.9.5     Requests for Additional Optional Currencies......     35
      2.10    Use of Proceeds............................................     36
      2.11    Letter of Credit Subfacility...............................     36
              2.11.1    Issuance of Letters of Credit....................     36
              2.11.2    Letter of Credit Fees............................     36
              2.11.3    Disbursements, Reimbursement.....................     37
              2.11.4    Repayment of Participation Advances..............     38
              2.11.5    Documentation....................................     39
              2.11.6    Determinations to Honor Drawing Requests.........     39
              2.11.7    Nature of Participation and Reimbursement
                        Obligations......................................     39
              2.11.8    Indemnity........................................     41
              2.11.9    Liability for Acts and Omissions.................     41
      2.12    Currency Repayments........................................     42
      2.13    Optional Currency Amounts..................................     43
      2.14    Reduction of Commitment....................................     43

3.    TERM LOANS.........................................................     43
      3.1     Term Loan Commitments......................................     43
      3.2     Nature of Banks' Obligations with Respect to Term Loans....     44
      3.3     Term Loan Notes............................................     44
      3.4     Use of Proceeds............................................     44

4.    INTEREST RATES.....................................................     45
      4.1     Interest Rate Options......................................     45
              4.1.1     Interest Rate Options............................     45
              4.1.2     Rate Quotations..................................     45
      4.2     Interest Periods...........................................     46
              4.2.1     Amount of Borrowing Tranche......................     46
              4.2.2     Renewals.........................................     46
      4.3     Interest After Default.....................................     46
              4.3.1     Letter of Credit Fees, Interest Rate.............     46
              4.3.2     Other Obligations................................     46
              4.3.3     Acknowledgment...................................     46
      4.4     Euro-Rate Unascertainable; Illegality; Increased Costs;
              Deposits Not Available.....................................     47
              4.4.1     Unascertainable..................................     47
              4.4.2     Illegality; Increased Costs; Deposits Not
                        Available........................................     47
              4.4.3     Agent's and Bank's Rights........................     47
      4.5     Selection of Interest Rate Options.........................     48

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
5.    PAYMENTS...........................................................     48
      5.1     Payments...................................................     48
      5.2     Pro Rata Treatment of Banks................................     49
      5.3     Interest Payment Dates.....................................     49
      5.4     Voluntary Prepayments......................................     50
              5.4.1     Right to Prepay..................................     50
              5.4.2     Replacement of a Bank............................     51
              5.4.3     Change of Lending Office.........................     51
      5.5     Mandatory Prepayments......................................     52
              5.5.1     Prepayment Events................................     52
              5.5.2     Currency Fluctuations............................     53
              5.5.3     Application Among Interest Rate Options..........     53
      5.6     Additional Compensation in Certain Circumstances...........     53
              5.6.1     Increased Costs or Reduced Return Resulting from
                        Taxes, Reserves, Capital Adequacy Requirements,
                        Expenses, Etc....................................     53
              5.6.2     Indemnity........................................     54
      5.7     Interbank Market Presumption...............................     54
      5.8     Taxes......................................................     55
              5.8.1     No Deductions....................................     55
              5.8.2     Stamp Taxes......................................     55
              5.8.3     Indemnification for Taxes Paid by a Bank.........     55
              5.8.4     Certificate......................................     56
              5.8.5     Survival.........................................     56
      5.9     Judgment Currency..........................................     56
              5.9.1     Currency Conversion Procedures for Judgments.....     56
              5.9.2     Indemnity in Certain Events......................     56
      5.10    Notes......................................................     56
      5.11    Settlement Date Procedures.................................     57

6.    REPRESENTATIONS AND WARRANTIES.....................................     57
      6.1     Representations and Warranties.............................     57
              6.1.1     Organization and Qualification...................     57
              6.1.2     Subsidiaries.....................................     57
              6.1.3     Power and Authority..............................     58
              6.1.4     Validity and Binding Effect......................     58
              6.1.5     No Conflict......................................     58
              6.1.6     Litigation.......................................     59
              6.1.7     Title to Properties..............................     59
              6.1.8     Financial Statements.............................     59
              6.1.9     Use of Proceeds; Margin Stock; Section 20
                        Subsidiaries.....................................     60
              6.1.10    Full Disclosure..................................     60

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
              6.1.11    Taxes............................................     60
              6.1.12    Consents and Approvals...........................     61
              6.1.13    No Event of Default; Compliance with
                        Instruments......................................     61
              6.1.14    Patents, Trademarks, Copyrights, Licenses, Etc...     61
              6.1.15    Security Interests...............................     62
              6.1.16    Status of the Pledged Collateral.................     62
              6.1.17    Insurance........................................     62
              6.1.18    Compliance with Laws.............................     63
              6.1.19    Material Contracts; Burdensome Restrictions......     63
              6.1.20    Investment Companies; Regulated Entities.........     63
              6.1.21    Plans and Benefit Arrangements...................     63
              6.1.22    Employment Matters...............................     64
              6.1.23    Environmental Matters............................     65
              6.1.24    Senior Debt Status...............................     66
              6.1.25    Anti-Terrorism Laws..............................     66
      6.2     Continuation of Representations............................     67
      6.3     Updates to Schedules.......................................     67

7.    CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT............     67
      7.1     First Loans and Letters of Credit..........................     68
              7.1.1     Officer's Certificate............................     68
              7.1.2     Secretary's Certificate..........................     68
              7.1.3     Delivery of Loan Documents.......................     68
              7.1.4     Opinion of Counsel...............................     69
              7.1.5     Legal Details....................................     69
              7.1.6     Payment of Fees..................................     69
              7.1.7     Consents.........................................     69
              7.1.8     Financed Domestic Acquisition....................     69
              7.1.9     Closing Date Compliance Certificate..............     69
              7.1.10    Officer's Certificate Regarding MACs.............     70
              7.1.11    No Violation of Laws.............................     70
              7.1.12    No Actions or Proceedings........................     70
      7.2     Each Additional Loan or Letter of Credit...................     70
      7.3     Loans to Fund Acquisitions.................................     70

8.    COVENANTS..........................................................     71
      8.1     Affirmative Covenants......................................     71
              8.1.1     Preservation of Existence, Etc...................     71
              8.1.2     Payment of Liabilities, Including Taxes, Etc.....     71

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
              8.1.3     Maintenance of Insurance.........................     71
              8.1.4     Maintenance of Properties and Leases.............     72
              8.1.5     Maintenance of Patents, Trademarks, Etc..........     72
              8.1.6     Visitation Rights................................     72
              8.1.7     Keeping of Records and Books of Account..........     72
              8.1.8     Plans and Benefit Arrangements...................     73
              8.1.9     Compliance with Laws.............................     73
              8.1.10    Further Assurances...............................     73
              8.1.11    Anti-Terrorism Laws..............................     73
              8.1.12    Note Issue.......................................     73
              8.1.13    Covenant to Grant Liens in Pledged Collateral....     74
      8.2     Negative Covenants.........................................     75
              8.2.1     Indebtedness.....................................     76
              8.2.2     Liens............................................     77
              8.2.3     Guaranties.......................................     77
              8.2.4     Loans and Investments............................     77
              8.2.5     Dividends and Related Distributions..............     78
              8.2.6     Liquidations, Mergers, Consolidations,
                        Acquisitions.....................................     78
              8.2.7     Dispositions of Assets or Subsidiaries...........     79
              8.2.8     Affiliate Transactions...........................     80
              8.2.9     Subsidiaries.....................................     81
              8.2.10    Continuation of or Change in Business............     81
              8.2.11    Plans and Benefit Arrangements...................     81
              8.2.12    Fiscal Year......................................     81
              8.2.13    Issuance of Stock................................     81
              8.2.14    Changes in Organizational Documents..............     81
              8.2.15    Minimum Net Worth................................     82
              8.2.16    Maximum Leverage Ratio...........................     82
              8.2.17    Minimum Interest Coverage Ratio..................     82
      8.3     Reporting Requirements.....................................     82
              8.3.1     Quarterly Financial Statements...................     82
              8.3.2     Annual Financial Statements......................     83
              8.3.3     Certificate of the Borrower......................     83
              8.3.4     Notice of Default................................     84
              8.3.5     Notice of Litigation.............................     84
              8.3.6     Notice of Change in Debt Rating..................     84
              8.3.7     Certain Events...................................     84
              8.3.8     Budgets, Forecasts, Other Reports and
                        Information......................................     84
              8.3.9     Notices Regarding Plans and Benefit
                        Arrangements.....................................     85

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
9.    DEFAULT............................................................     86
      9.1     Events of Default..........................................     86
              9.1.1     Payments Under Loan Documents....................     86
              9.1.2     Breach of Warranty...............................     87
              9.1.3     Breach of Negative Covenants or Visitation Rights
                        or Covenant to Grant Liens.......................     87
              9.1.4     Breach of Other Covenants........................     87
              9.1.5     Defaults in Other Agreements or Indebtedness.....     87
              9.1.6     Final Judgments or Orders........................     87
              9.1.7     Loan Document Unenforceable......................     88
              9.1.8     Proceedings Against Assets.......................     88
              9.1.9     Notice of Lien or Assessment.....................     88
              9.1.10    Insolvency.......................................     88
              9.1.11    Events Relating to Plans and Benefit
                        Arrangements.....................................     88
              9.1.12    Cessation of Business............................     89
              9.1.13    Change of Control................................     89
              9.1.14    Involuntary Proceedings..........................     89
              9.1.15    Voluntary Proceedings............................     90
      9.2     Consequences of Event of Default...........................     90
              9.2.1     Events of Default Other Than Bankruptcy,
                        Insolvency or Reorganization Proceedings.........     90
              9.2.2     Bankruptcy, Insolvency or Reorganization
                        Proceedings......................................     90
              9.2.3     Set-off..........................................     91
              9.2.4     Suits, Actions, Proceedings......................     91
              9.2.5     Application of Proceeds; Collateral Sharing......     91
              9.2.6     Other Rights and Remedies........................     92
      9.3     Notice of Sale.............................................     92

10.   THE AGENT..........................................................     93
      10.1    Appointment................................................     93
      10.2    Delegation of Duties.......................................     93
      10.3    Nature of Duties; Independent Credit Investigation.........     93
      10.4    Actions in Discretion of Agent; Instructions From the
              Banks......................................................     94
      10.5    Reimbursement and Indemnification of Agent by the
              Borrower...................................................     94
      10.6    Exculpatory Provisions; Limitation of Liability............     95
      10.7    Reimbursement and Indemnification of Agent by Banks........     95
      10.8    Reliance by Agent..........................................     96
      10.9    Notice of Default..........................................     96
      10.10   Notices....................................................     96
      10.11   Banks in Their Individual Capacities; Agent in its
              Individual Capacity........................................     97
      10.12   Holders of Notes...........................................     97

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
      10.13   Equalization of Banks......................................     97
      10.14   Successor Agent............................................     98
      10.15   Agent's Fee................................................     98
      10.16   Availability of Funds......................................     98
      10.17   Calculations...............................................     99
      10.18   No Reliance on Agent's Customer Identification Program.....     99
      10.19   Beneficiaries..............................................     99

11.   MISCELLANEOUS......................................................    100
      11.1    Modifications, Amendments or Waivers.......................    100
              11.1.1    Increase of Commitment; Extension of Expiration
                        Date.............................................    100
              11.1.2    Extension of Payment; Reduction of Principal
                        Interest or Fees; Modification of Terms of
                        Payment..........................................    100
              11.1.3    Release of Collateral or Guarantor...............    100
              11.1.4    Miscellaneous....................................    100
      11.2    No Implied Waivers; Cumulative Remedies; Writing Required..    101
      11.3    Reimbursement and Indemnification of Banks by the Borrower;
              Taxes......................................................    101
      11.4    Holidays...................................................    102
      11.5    Funding by Branch, Subsidiary or Affiliate.................    102
              11.5.1    Notional Funding.................................    102
              11.5.2    Actual Funding...................................    103
      11.6    Notices; Lending Offices...................................    103
      11.7    Severability...............................................    104
      11.8    Governing Law..............................................    104
      11.9    Prior Understanding........................................    104
      11.10   Duration; Survival.........................................    104
      11.11   Successors and Assigns.....................................    105
      11.12   Confidentiality............................................    106
              11.12.1   General..........................................    106
              11.12.2   Sharing Information With Affiliates of the
                        Banks............................................    106
      11.13   Counterparts...............................................    107
      11.14   Agent's or Bank's Consent..................................    107
      11.15   Exceptions.................................................    107
      11.16   CONSENT TO FORUM; WAIVER OF JURY TRIAL.....................    107
      11.17   Certifications From Banks and Participants.................    108
              11.17.1   Tax Withholding..................................    108
              11.17.2   USA Patriot Act..................................    109
      11.18   Joinder of Guarantors and Borrowers........................    109
      11.19   Nature of Foreign Borrower Obligations.....................    109

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)   - PRICING GRID
SCHEDULE 1.1(B)   - COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(E)   - EXISTING LETTERS OF CREDIT
SCHEDULE 1.1(M)   - MATERIAL SUBSIDIARIES
SCHEDULE 1.1(P)   - PERMITTED LIENS
SCHEDULE 5.5.1    - MANDATORY PREPAYMENT PERCENTAGE
SCHEDULE 6.1.1    - QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2    - SUBSIDIARIES
SCHEDULE 6.1.12   - CONSENTS AND APPROVALS
SCHEDULE 6.1.14   - PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.
SCHEDULE 6.1.16   - PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 6.1.21   - EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 8.2.1    - PERMITTED INDEBTEDNESS
SCHEDULE 8.2.4    - EXISTING INVESTMENTS

EXHIBITS

EXHIBIT 1.1(A)    - ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)    - BORROWER JOINDER
EXHIBIT 1.1(C)    - INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
EXHIBIT 1.1(G)(1) - GUARANTOR JOINDER
EXHIBIT 1.1(G)(2) - GUARANTY AGREEMENT
EXHIBIT 1.1(P)    - PLEDGE AGREEMENT
EXHIBIT 1.1(R)    - REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)    - SWING LOAN NOTE
EXHIBIT 1.1(T)    - TERM NOTE
EXHIBIT 2.4       - LOAN REQUEST
EXHIBIT 7.1.4     - OPINION OF COUNSEL
EXHIBIT 8.2.6     - ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 8.3.3     - QUARTERLY COMPLIANCE CERTIFICATE

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is dated as of April 3, 2006, and is made by and among P.H. GLATFELTER COMPANY, a Pennsylvania corporation ( the "COMPANY") and certain of its subsidiaries identified on the signature pages hereto (each a "BORROWER" and collectively, the "BORROWERS"), each of the GUARANTORS (as hereinafter defined), the BANKS (as hereinafter defined), PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "AGENT"), PNC CAPITAL MARKETS LLC and CREDIT SUISSE SECURITIES (USA) LLC, as joint arrangers and bookrunners, and CREDIT SUISSE SECURITIES (USA) LLC, as syndication agent (the "Syndication Agent").

                                   WITNESSETH:

     WHEREAS, the Borrowers have requested the Banks to provide (i) a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $200,000,000 and (ii) a term loan facility in an aggregate principal amount equal to $100,000,000; and

     WHEREAS, the revolving credit and term loan facilities shall be used for
(1) financing certain acquisitions permitted by the terms hereof, (2) refinancing existing Indebtedness, and (3) general corporate purposes; and

     WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                    1. CERTAIN DEFINITIONS

          1.1 CERTAIN DEFINITIONS.

          In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

               ACCOUNTS RECEIVABLE FACILITY DOCUMENTS means all documentation entered into by the Company and its Subsidiaries, including, without limitation, the Receivables Entity, in connection with the sale or other transfer of accounts receivable and other related assets pursuant to a standard accounts receivable securitization transaction and in a form reasonably satisfactory to the Agent, as such documentation may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

               AFFILIATE as to any Person shall mean any other Person (i) which, directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the term "controlled by" and "under common control with") shall mean the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise, including the power to elect a majority of the directors of a corporation.

               AGENT shall have the meaning given to such term in the introductory paragraph hereof.

               AGENT'S FEE shall have the meaning assigned to that term in
Section 10.15.

               AGENT'S LETTER shall have the meaning assigned to that term in
Section 10.15.

               AGREEMENT shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

               ANTI-TERRORISM LAWS shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

               APPLICABLE COMMITMENT FEE RATE shall mean the percentage rate per annum at the indicated level of Debt Rating in the pricing grid on SCHEDULE 1.1(A) next to the line titled "Commitment Fee." The Applicable Commitment Fee Rate shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A).

               APPLICABLE MARGIN shall mean the percentage spread to be added to Euro-Rate under the Euro-Rate Option at the indicated level of Debt Rating in the pricing grid on SCHEDULE 1.1(A) next to the line titled "Euro-Rate Spread." The Applicable Margin shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A).

               APPROVED ACQUISITIONS shall mean the UK Acquisitions and the Financed Domestic Acquisition.

               APPROVED EBITDA ADJUSTMENTS shall mean the amount of historical EBITDA to be included in Consolidated Adjusted EBITDA for any 4-quarter period (the "Measurement Period") in respect of with the Financed Domestic Acquisition and the UK Acquisitions which amount shall be as set forth in clauses (i) through (iii) below, provided however that such amount shall be reduced in proportion to the number of days within such Measurement Period that occur after the closing date of such acquisition (for example if 3 months of such Measurement Period is after such closing date, the applicable figure below shall reduced by 1/4 (i.e. 3 months divided by 12 months)):

               (i) with respect to the Financed UK Acquisition $5,300,000,

               (ii) with respect to the Permitted Future UK Acquisition $3,100,000, and

               (iii) with respect to the Financed Domestic Acquisition $22,000,000.

               ASSIGNMENT AND ASSUMPTION AGREEMENT shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of EXHIBIT 1.1(A).

               AUGMENTING LENDER shall have the meaning assigned to such term in
Section 2.1.1.2.

               AUTHORIZED OFFICER shall mean those individuals, designated by written notice to the Agent from the Borrowers, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrowers may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

               BANK-PROVIDED INTEREST RATE HEDGE shall mean an Interest Rate Hedge which is provided by any Bank and with respect to which the Agent confirms that it meets the following requirements: such Interest Rate Hedge (i) is documented in a standard International Swap Dealer Association Agreement, (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities of the Loan Parties to the provider of any Bank-Provided Interest Rate Hedge (the "HEDGE LIABILITIES") shall be "Obligations" hereunder, guaranteed obligations under the Guaranty Agreement and secured obligations under the Pledge Agreement and otherwise treated as Obligations for purposes of each of the other Loan Documents. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents.

               BANKS shall mean the financial institutions named on SCHEDULE 1.1(B), their respective successors and assigns as permitted hereunder and each Augmenting Lender joining this Agreement in accordance with the terms of Section
2.1.1.2 hereof, each of which is referred to herein as a Bank.

               BASE RATE shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Open Rate plus 0.5% per annum.

               BASE RATE OPTION shall mean the option of the Borrowers to have Revolving Credit Loans or Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).

               BENEFIT ARRANGEMENT shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

               BLOCKED PERSON shall have the meaning assigned to such term in
Section 6.1.25.2.

               BORROWER shall have the meaning given to such term in the introductory paragraph hereto and shall include any Person required to join this Agreement pursuant to Section 8.2.9 or which elects to join this agreement as a Borrower and, in each case, executes a Borrower Joinder.

               BORROWER JOINDER shall mean a joinder by a Person as a Borrower under this Agreement and the other Loan Documents in the form of EXHIBIT 1.1(B).

               BORROWING DATE shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at the same or a different Interest Rate Option, which shall be a Business Day.

               BORROWING TRANCHE shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period and which are denominated either in Dollars or in the same Optional Currency shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

               BUSINESS DAY shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and (i) if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market, (ii) with respect to advances or payments of Loans or any other matters relating to Loans denominated in an Optional Currency, such day also shall be a day on which dealings in deposits in the relevant Optional Currency are carried on in the applicable interbank market, and (iii) with respect to advances or payments of Loans denominated in an Optional Currency, such day shall also be a day on which all applicable banks into which Loan proceeds may be deposited are open for business and foreign exchange markets are open for business in the principal financial center of the country of such currency.

               CIP REGULATIONS shall have the meaning assigned to that term in
Section 10.18.

               CLOSING DATE shall mean the Business Day on which the first Loan shall be made, which shall be April 3, 2006 or, if all the conditions specified in Section 7 have not been satisfied or waived by such date, not later than May 15, 2006, as designated by the Borrowers by at least five (5) Business Days' advance notice to the Agent at its Principal Office, or such other date as the parties agree. The closing shall take place at 10 a.m., Pittsburgh time, on the Closing Date at the offices of Buchanan Ingersoll PC, Pittsburgh, Pennsylvania, or at such other time and place as the parties agree.

               COLLATERAL shall mean the Pledged Collateral.

               COLLATERAL AGENT shall have the meaning assigned to that term in
Section 9.2.5.2.

               COLLATERAL DOCUMENTS shall have the meaning assigned to that term in Section 9.2.5.2.

               COLLATERAL SHARING AGREEMENT shall mean an Intercreditor and Collateral Agency Agreement to be entered into among the Agent, the Loan Parties and the trustee under the Required Note Refinancing [in the form attached hereto as Exhibit 1.1(C).

               COMMERCIAL LETTER OF CREDIT shall mean any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

               COMMITMENT shall mean as to any Bank the aggregate of its Revolving Credit Commitment and Term Loan Commitment and, in the case of PNC Bank, its Swing Loan Commitment, and Commitments shall mean collectively, the Revolving Credit Commitments, Term Loan Commitments and Swing Loan Commitment of all of the Banks.

               COMMITMENT FEE shall have the meaning assigned to that term in
Section 2.3.

               COMMITMENT INCREASE AMOUNT shall have the meaning assigned to that term in Section 2.1.1.2.

               COMPANY shall have the meaning given to such term in the introductory paragraph hereto.

               COMPLIANCE CERTIFICATE shall have the meaning assigned to such term in Section 8.3.3.

               COMPUTATION DATE shall have the meaning assigned to such term in
Section 2.9.1.

               CONSIDERATION shall mean with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by any Loan Party in connection therewith, and (iv) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

               CONSOLIDATED ADJUSTED EBITDA shall mean, for any period, Consolidated EBITDA adjusted to include the pro forma effects of acquisitions (which in the case of the Approved Acquisitions shall be the Approved EBITDA Adjustments which shall not be subject to the requirements in clauses (i) through (iv) below) and divestitures (not including timberland sales) made during the period of measurement, including historical EBITDA of acquired Persons to the extent the acquired EBITDA (i) has been audited, (ii) is supported by a third party due diligence report delivered by a nationally recognized firm or otherwise in form and substance satisfactory to the Agent,
(iii) is less than 15% of Consolidated EBITDA as determined as of the last day of the fiscal quarter immediately preceding the consummation of the acquisition (the "Most Recent Quarter") (or the quarter immediately preceding the Most Recent Quarter if the applicable financial statements are not available for the Most Recent Quarter), or (iv) is approved by the Required Banks, provided that Consolidated Adjusted EBITDA shall exclude the EBITDA of any divested Persons or material assets (not including timberland sales). Any such adjustment to Consolidated EBITDA shall be made for the fiscal quarter during which the transactions giving rise to such adjustment are consummated.

               CONSOLIDATED EBITDA shall, for any period, mean EBITDA of the Company and its Subsidiaries plus the gain on sale of timberland properties (as determined in accordance with GAAP) and minus any losses on such sales, provided that the amount of the gain net of any losses on sale of timberland properties included in the calculation of Consolidated EBITDA may not exceed 30% of the EBITDA of the Company and its Subsidiaries for such period.

               CONSOLIDATED NET WORTH shall mean as of any date of determination total stockholders' equity of the Company and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

               CONSOLIDATED TOTAL ASSETS shall mean, at any time, the total consolidated assets of the Company and its Subsidiaries measured as of the last day of the fiscal year ending on or prior to the date of determination, as determined in accordance with GAAP.

               CONSOLIDATED TOTAL DEBT shall mean all long and short term Indebtedness (but excluding such Indebtedness to SunTrust Financial described in Section 8.2.1(viii) or Indebtedness described in Section 8.2.1(xi)).

               CONTAMINATION shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

               CREDIT SUISSE shall mean Credit Suisse, Cayman Islands Branch, its successors and assigns.

               DEBT RATING shall mean the corporate credit rating of Standard & Poor's and the Issuer Rating of Moody's, in each case, of the Company.

               DECLINED SHARE shall have the meaning assigned to that term in
Section 2.1.1.2.

               DESIGNATED CREDIT PARTIES means the Company and those Subsidiaries that are from time to time party to the Accounts Receivable Facility Documents.

               DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $ shall mean lawful money of the United States of America.

               DOLLAR EQUIVALENT shall mean, with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.

               DOLLAR EQUIVALENT REVOLVING FACILITY USAGE shall mean, at any time, the sum of the Dollar Equivalent of the principal amount of Revolving Credit Loans then outstanding and the principal amount of Swing Loans then outstanding and the Dollar Equivalent amount of Letters of Credit Outstanding.

               DOMESTIC GUARANTOR shall mean those Guarantors which are organized under the laws of the United States.

               DRAWING DATE shall have the meaning assigned to that term in
Section 2.11.3.2.

               EBITDA shall mean, for any period and any Person, net income (excluding extraordinary gains and losses, gains and losses on sales of assets and non-cash pension income) plus income tax expense, interest expense, depreciation, amortization expense and any Permitted EBITDA Add Backs (if EBITDA is being computed for the Company) of such Person.

               ENVIRONMENTAL COMPLAINT shall mean any written complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

               ENVIRONMENTAL LAWS shall mean all federal, state, local and foreign Laws and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health or the environment; (iii) employee safety in the workplace; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (v) the presence of Contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of Environmentally Sensitive Areas.

               ENVIRONMENTALLY SENSITIVE AREA shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

               EQUIVALENT AMOUNT shall mean, at any time, as determined by Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "REFERENCE CURRENCY") which is to be computed as an equivalent amount of another currency (the "EQUIVALENT CURRENCY"), the amount of such Equivalent Currency converted from such Reference Currency at Agent's spot selling rate (based on the market rates then prevailing and available to Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by Agent on the second Business Day immediately preceding the event for which such calculation is made.

               EQUIVALENT CURRENCY shall have the meaning assigned to such term in the definition of Equivalent Amount.

               ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

               ERISA GROUP shall mean, at any time, the Borrowers and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrowers, are treated as a single employer under Section 414 of the Internal Revenue Code.

               EURO shall have the meaning assigned to such term in Section 2.9.4.1.

               EURO-RATE shall mean, the following:

               (A) with respect to Dollar Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Moneyline Telerate (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Moneyline Telerate service as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                 Average of London interbank offered rates quoted by BBA or appropriate successor as shown on Moneyline Telerate Service display page 3750
     Euro-Rate = --------------------------------------------
                      1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

               (B) with respect to Optional Currency Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by Agent by dividing (i) the rate of interest per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate of interest per annum for deposits in the relevant Optional Currency which appears on the relevant Telerate Page (or, if no such quotation is available on such Telerate Page, on the appropriate Reuters Screen) at approximately 9:00 a.m., Pittsburgh time, two (2) Business Days prior to the first day of such Interest Period for delivery on the first day of such Interest Period for a period, and in an amount, comparable to such Interest Period and principal amount of such Borrowing Tranche ("LIBO RATE") by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:

                             LIBO Rate
     Euro-Rate = --------------------------------
                 1 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The Euro-

Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.

               EURO-RATE OPTION shall mean the option of the Borrowers to have Revolving Credit Loans or Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(ii).

               EURO-RATE RESERVE PERCENTAGE shall mean as of any day the maximum percentage in effect on such day, (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES"); and (ii) to be maintained by a Bank as required for reserve liquidity, special deposit, or a similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against (A) any category of liabilities that includes deposits by reference to which a Euro-Rate is to be determined, or (B) any category of extension of credit or other assets that includes Loans or Borrowing Tranches to which a Euro-Rate applies.

               EVENT OF DEFAULT shall mean any of the events described in
Section 9.1 and referred to therein as an "Event of Default."

               EXECUTIVE ORDER NO. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

               EXISTING LETTERS OF CREDIT shall mean those letters of credit issued by PNC Bank prior to the Agreement as described on SCHEDULE 1.1(E) attached hereto.

               EXPIRATION DATE shall mean, with respect to the Revolving Credit Commitments, April 2, 2011.

               FACILITY SHARE shall mean for any Bank, the sum of the outstanding Term Loan of such Bank and the Revolving Credit Commitment of such Bank.

               FEDERAL FUNDS EFFECTIVE RATE for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

               FEDERAL FUNDS OPEN RATE The rate per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "open" rate for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, any successor entity thereto, or any other broker selected by the Agent, as set forth on the applicable Telerate display page; provided, however; that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day, or if no such rate shall be quoted by a Federal funds broker at such time, such other rate as determined by the Agent in accordance with its usual procedures.

               FINANCED DOMESTIC ACQUISITION shall mean the Borrowers' acquisition of certain assets located in Ohio from NewPage Corporation pursuant to the terms of Asset Purchase Agreement dated February 21, 2006.

               FINANCED UK ACQUISITION shall mean the Borrowers' acquisition of JR Crompton Limited's Lydney Mill and related inventory located in Lydney, Gloucestershire, United Kingdom and other related assets pursuant to the terms of an agreement dated March 8, 2006, by and among JR Crompton Limited, JR Crompton USA Limited, Nicholas James Dargan, William Kenneth Dawson, Glatfelter
- UK Limited and P.H. Glatfelter Company.

               FOREIGN BORROWER shall mean those Borrowers which are organized under the laws of a jurisdiction other than the United States.

               GAAP shall mean generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of
Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

               GERMAN BORROWERS shall mean those Borrowers organized under the Laws of Germany.

               GOVERNMENTAL ACTS shall have the meaning assigned to that term in
Section 2.11.8.

               GUARANTOR shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.18.

               GUARANTOR JOINDER shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of EXHIBIT 1.1(G)(1).

               GUARANTY of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

               GUARANTY AGREEMENT shall mean the Guaranty and Suretyship Agreement in substantially the form of EXHIBIT 1.1(G)(2) executed and delivered by each of the Guarantors.

               HEDGE LIABILITIES shall have the meaning given to such term in the definition of "Bank Provided Interest Rate Hedge".

               HISTORICAL STATEMENTS shall have the meaning assigned to that term in Section 6.1.8.1.

               INCREASING BANK shall have the meaning assigned to that term in
Section 2.1.1.2.

               INDEBTEDNESS shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) net reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due), (v) the outstanding amount of any Permitted Accounts Receivable Securitization, or (vi) any Guaranty of Indebtedness referred to in clauses (i) through (v) above.

               INELIGIBLE SECURITY shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

               INSOLVENCY PROCEEDING shall mean, with respect to any Person, (i) a case, action or proceeding with respect to such Person (A) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (B) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

               INTEREST PERIOD shall mean the period of time selected by the Borrowers in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans or Term Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be (A) (i) one or two Months if Borrowers select the Euro-Rate Option during the Syndications Period, and (ii) one, two, three or six Months if the Borrowers select the Euro-Rate Option after the Syndications Period has ended, and (B) one Month with respect to any Loans made in any Optional Currency. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrowers are renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

               INTEREST RATE, CURRENCY AND COMMODITY HEDGE shall mean (i) an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreement, or (ii) a foreign exchange contract, currency swap agreement, futures contract, option contract, commodity hedge, synthetic cap or similar arrangement, in each case entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrowers, the Guarantor and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness and fluctuations in currency values and commodity prices, as the case may be, and not for speculative purposes.

               INTEREST RATE OPTION shall mean any Euro-Rate Option or Base Rate Option.

               INTERNAL REVENUE CODE shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

               IRH PROVIDER shall have the meaning assigned to that term in
Section 9.2.5.2.

               LABOR CONTRACTS shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

               LAW shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body.

               LETTER OF CREDIT shall have the meaning assigned to that term in
Section 2.11.1.

               LETTER OF CREDIT BORROWING shall have the meaning assigned to such term in Section 2.11.3.4.

               LETTER OF CREDIT FEE shall have the meaning assigned to that term in Section 2.11.2.

               LETTERS OF CREDIT OUTSTANDING shall mean at any time the sum of
(i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations and Letter of Credit Borrowings.

               LEVERAGE RATIO shall mean, as of the end of any fiscal quarter, an amount equal to Consolidated Total Debt on such day divided by Consolidated Adjusted EBITDA for the four fiscal quarters ending on such date of determination.

               LIEN shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

               LIEN CREATION DATE shall have the meaning given to such term in
Section 8.1.13.1.

               LLC INTERESTS shall have the meaning given to such term in
Section 6.1.2.

               LOAN DOCUMENTS shall mean this Agreement, the Notes, the Agent's Letter, the Guaranty Agreement, the Pledge Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and LOAN DOCUMENT shall mean any of the Loan Documents.

               LOAN PARTIES shall mean the Borrowers and the Guarantors.

               LOAN REQUEST shall have the meaning given to such term in Section 2.4.1.

               LOANS shall mean, collectively, and LOAN shall mean, separately, all Revolving Credit Loans, Swing Loans, and the Term Loans or any Revolving Credit Loan, Swing Loan, or Term Loan.

               MATERIAL ADVERSE CHANGE shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties, taken as a whole, to duly and punctually pay or perform their Indebtedness, or (d) impairs materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

               MATERIAL EVENT OF DEFAULT shall mean any Event of Default described in any of the following Sections: 9.1.1 (provided that a Material Event of Default shall be deemed to occur upon any failure to pay principal, interest or Commitment Fees without regard to the grace period provided for in such Section 9.1.1), 9.1.3 (if such Event of Default arises because of a breach of Section 8.2.15, 8.2.16 or 8.2.17) , 9.1.4 (if such Event of Default arises because of a breach of Sections 8.3.1, 8.3.2 or 8.3.3), 9.1.10, 9.1.14, or
9.1.15.

               MATERIAL RECOVERY EVENT shall mean any receipt of property or casualty insurance proceeds or condemnation award proceeds in excess of $5,000,000.

               MATERIAL SALE OF ASSETS shall mean any sale or other disposition of: (i) timberland of the Loan Parties to the extent that the proceeds from such sale or disposition, together with all other sales or dispositions of timberland within the preceding 12 months, exceeds $250,000, (ii) any other assets (other than timberland) of the Loan Parties pursuant to Section 8.2.7(vi) if the proceeds of such sale or other disposition shall exceed $2,000,000, or (iii) any assets of the Loan Parties pursuant to Section 8.2.7(vii).

               MATERIAL SUBSIDIARY means each Subsidiary of the Company which is identified on Schedule 1.1(M) as a "Material Subsidiary," and each other Subsidiary of the Company that has assets at such time, or revenues during the most recently ended fiscal year, comprising 5% or more of the consolidated assets of the Company and its Subsidiaries at such time, or of the consolidated revenues of the Company and its Subsidiaries during such Fiscal Year, as the case may be.

               MONTH, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

               MOODY'S shall mean Moody's Investors Service, Inc. and its successors.

               MOODY'S RATING CONFIRMATION shall mean a confirmation issued by Moody's that its Ba1 Debt Rating of the Company continues to apply after giving effect to the Approved Acquisitions and the Indebtedness hereunder.

               MULTIPLE EMPLOYER PLAN shall mean a Plan which has two or more contributing sponsors (including the Borrowers or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

               MULTIEMPLOYER PLAN shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrowers or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

               NOTE ISSUE shall mean (i) prior to the Required Note Refinancing, the debt issued under the Indenture dated as of July 22, 1997, between the Company and The Bank of New York, as trustee, and, (ii) after the date of the Required Note Refinancing, the debt under such Required Note Refinancing.

               NOTES shall mean the Revolving Credit Notes, the Swing Note and the Term Notes.

               NOTICES shall have the meaning assigned to that term in Section 11.6.

               OBLIGATION shall mean any obligation or liability of any of the Loan Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Agent's Letter or any other Loan Document. Obligations shall include the liabilities to any Bank under any Bank-Provided Interest Rate Hedge but shall not include the liabilities to other Persons under any other Interest Rate Hedge.

               OFFICIAL BODY shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

               OPTIONAL CURRENCY shall mean Canadian Dollars, British Pounds Sterling, Euros and any other currency approved by Agent and all of the Banks pursuant to Section 2.9.4.

               ORDER shall have the meaning assigned to such term in Section 2.11.9.

               ORIGINAL CURRENCY shall have the meaning assigned to such term in
Section 5.9.1.

               OTHER CURRENCY shall have the meaning assigned to such term in
Section 5.9.1.

               OTHER TAXES shall have the meaning assigned to such term in
Section 5.8.2.

               OVERNIGHT RATE shall mean for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the applicable offshore interbank market.

               PARTICIPATION ADVANCE shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.11.3.4.

               PARTNERSHIP INTERESTS shall have the meaning given to such term in Section 6.1.2.

               PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

               PERMITTED ACCOUNTS RECEIVABLE PROGRAM means an accounts receivables securitization program concluded pursuant to the Accounts Receivable Facility Documents and provided that (1) the aggregate principal amount thereof does not to exceed $75,000,000, (2) on the effective date of such program, the Debt Rating of the Company shall be at least BB+ or higher by Standard & Poor's and Ba1 or higher by Moody's (and if the Lien Creation Date has occurred, a Release Event shall have subsequently occurred), (3) the Revolving Credit Commitments shall be reduced on or before the date of such closing in an amount equal to the aggregate principal amount of such program, (4) on the effective date of such program and after giving effect to such program and related transactions (and to the reduction of Commitments provided in clause (3) above), there shall exist no Events of Default or Potential Defaults, (5) the effective date of such program shall not be earlier than April 3, 2007, and (6) the Company shall have delivered to the Agent certifications acceptable to the Agent that the foregoing conditions have been met.

               PERMITTED ACQUISITIONS shall have the meaning assigned to such term in Section 8.2.6.

               PERMITTED EBITDA ADD BACKS shall mean the following cash or non cash charges incurred after January 1, 2006 and before March 31, 2007 which are deducted in the computation of the net income of the Borrowers and which the Borrowers may add back to such net income in their computation of EBITDA (as provided in the definition of such term), with appropriate adjustments for the tax effects of such add-backs and subject to the proviso below: charges related to the shut-down of the Neenah, WI, production facility, the transfer of production from the Neenah facility to assets acquired in the Financed Domestic Acquisition, and the integration costs for the Financed Domestic Acquisition, provided that (1) the total amount of such charges which may be so added back to net income may not exceed $80,000,000 over the term of this Agreement, and (2) the total amount of such cash charges which may be so added back to net income may not exceed $40,000,000.

               PERMITTED FUTURE UK ACQUISITION shall mean the Borrowers' proposed acquisition of JR Crompton Limited's Simpson Clough Mill located in Lancashire, United Kingdom and other related assets; provided that (i) the amount of consideration paid by the Loan Parties in connection with such acquisition shall not exceed $25,000,000 (ii) such acquisition shall close within 90 days following the Closing Date, and (iii) such acquisition shall close substantially under the terms and conditions set forth in the acquisition agreement publicly disclosed in filings with the SEC on or before the Closing Date.

               PERMITTED INVESTMENTS shall mean:

                    (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                    (ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's on the date of acquisition;

                    (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's, or P-1 or the equivalent or better by Moody's, on the date of acquisition;

                    (iv) Interest Rate Hedges otherwise permitted hereunder;

                    (vi) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                    (vii) shares of any money market mutual fund rated at least AAA by Standard & Poor's or at least Aaa by Moody's;

                    (viii) debt securities as partial consideration for a sale of assets which is permitted hereunder.

               PERMITTED LIENS shall mean:

                    (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                    (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                    (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                    (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                    (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                    (vi) Liens, security interests and mortgages in favor of the Agent, for the benefit of the Banks, securing the Obligations including liabilities under any Bank-Provided Interest Rate Hedge;

                    (vii) Pari passu Liens in the Pledged Collateral in favor of the noteholders under the Required Note Refinancing provided that such Liens are governed by and subject to the Collateral Sharing Agreement;

                    (viii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital and operating leases permitted in
Section 8.2.1 securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

                    (ix) Any Lien existing on the date of this Agreement and described on SCHEDULE 1.1(P), provided that no additional assets become subject to such Lien and the Indebtedness secured thereby is permitted under Section 8.2.1;

                    (x) Liens on tangible property (or any improvement thereon) acquired or constructed by the Company or any Subsidiary after the Closing Date to secure Indebtedness of the Company or such Subsidiary incurred in connection with such acquisition or construction; provided that:

                         (1) no such Lien shall extend to or cover any Property
other than the property (or improvement thereon) being acquired or constructed; and

                         (2) the principal amount of the Indebtedness secured by
any such Lien, together with the aggregate principal amount of all other Indebtedness secured by Liens on such Property, shall not exceed the lesser of
(A) an amount equal to the fair market
value of such property so acquired or constructed and (B) the cost to the Company or such Subsidiary of such property (or improvement thereon) so acquired or constructed."

                    (xi) Purchase Money Security Interests;

                    (xii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan
Documents:

               (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

               (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

               (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; and

               (4) Liens resulting from final judgments or orders described in
          Section 9.1.6; and

                    (xiii) Any Liens that arise or are deemed to arise under a Permitted Accounts Receivable Program.

               PERSON shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

               PLAN shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

               PLEDGE AGREEMENT shall mean the Pledge Agreement in substantially the form of EXHIBIT 1.1(P) when and if required to be delivered pursuant to this Agreement. As more fully provided in the Pledge Agreement: (i) prior to the effective date of the Required Note Refinancing (or such earlier date on which the Note Issue shall terminate or all restrictions on the grant of Liens described in clause
(ii) below contained in such Note Issue shall terminate) (the "Collateral Spread Date") the Pledged Collateral subject to the Pledge Agreement shall secure the Tranche A Term Loans (but not the Tranche B Term Loans or other Loans hereunder) and (ii) after the Collateral Spread Date, the Pledge Agreement shall secure all Obligations hereunder.

               PLEDGED COLLATERAL shall mean the property of the Loan Parties in which security interests are to be granted under the Pledge Agreement. The Pledged Collateral shall include all of the ownership interests in each of the Loan Parties except for the Company.

               PNC BANK shall mean PNC Bank, National Association, its successors and assigns.

               POTENTIAL DEFAULT shall mean any event or condition which with notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

               PRINCIPAL OFFICE shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania.

               PRIOR SECURITY INTEREST shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the Pledged Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or Purchase Money Security Interests as permitted hereunder.

               PRIOR SENIOR CREDIT FACILITY shall mean the credit facilities provided to the Borrowers pursuant to the terms of a Credit Agreement among the Borrowers, Deutsche Bank AG New York Branch, as Agent, various lending institutions dated as of June 24, 2002, the Borrowers' obligations with respect to which are intended to be satisfied in full on the Closing Date with advances of Loans hereunder.

               PROHIBITED TRANSACTION shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

               PROPERTY shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

               PURCHASE MONEY SECURITY INTEREST shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property, provided that such security interest does not encumber any asset not thereby purchased, and provided further that such security interest does not secure obligations in excess of such purchase price or deferred payments.

               PURCHASING BANK shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

               RECEIVABLES ENTITY means a Subsidiary of the Company which is wholly owned by the Company (directly or indirectly) and which engages in no activities other than in connection with the financing of accounts receivables of the Designated Credit Parties and which is designated (as provided below) as the Receivables Entity no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings. The designation of an entity as a Receivables Entity hereunder shall be evidenced to the Agent by filing with the Agent an officer's certificate of the Company executed by a Responsible Officer certifying that, to the best of such officer's knowledge, and belief after consultation with counsel, such designations complied with the foregoing conditions.

               REFERENCE CURRENCY shall have the meaning assigned to such term in the definition of Equivalent Amount.

               REGULATED SUBSTANCES shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.

               REGULATION U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

               REIMBURSEMENT OBLIGATION shall have the meaning assigned to such term in Section 2.11.3.2.

               RELEASE EVENT shall be deemed to occur if (1) the Lien Creation Date has occurred and (2) subsequently: (A) the Debt Rating of the Company is BB+ or higher by Standard & Poor's; and (B) the Company receives from Moody's the Moody's Rating Confirmation or (if Moody's has downgraded its Debt Rating below Ba1) a new Debt Rating from Moody's which is Ba1 or higher.

               REPORTABLE EVENT shall mean a reportable event described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

               REQUIRED BANKS shall mean

               (i) prior to termination of the Revolving Credit Commitments, Banks whose Facility Share aggregate at least 51% of the aggregate Facility Shares of all of the Banks; and

               (ii) after termination of the Revolving Credit Commitments, any group of Banks if the sum of the Loans, Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 51% of the total principal amount of all of the Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

               REQUIRED NOTE REFINANCING shall have the meaning assigned to such term in Section 8.1.12.

               REQUIRED ENVIRONMENTAL NOTICES shall mean all notices, reports, plans, forms or other filings which pursuant to Environmental Laws, Required Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained.

               REQUIRED ENVIRONMENTAL PERMITS shall mean all permits, licenses, bonds, consents, programs, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Property or which otherwise are required for the operations and business activities of the Borrowers or Guarantors.

               REQUIRED SHARE shall have the meaning assigned to such term in
Section 5.11.

               RESPONSIBLE OFFICER with respect to any Person, the chief executive officer, president, treasurer, chief or principal financial officer of such Person. Unless otherwise qualified, all references to "Responsible Officer" in this Agreement shall refer to a "Responsible Officer" of a Loan Party.

               RESTRICTED PAYMENT shall mean (i) any dividend or distribution by a Loan Party on or in respect of its capital stock or to the direct or indirect holders of its capital stock (except dividends or distributions payable solely in such capital stock or in options, warrants or other rights to purchase such capital stock and except dividends or distributions payable to the Company or another Loan Party) or (ii) purchase, redemption or other acquisition or retirement for value of any capital stock of P. H. Glatfelter Company or (iii) any payment on, purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, of any other Indebtedness that is subordinate or junior in right of payment to the Obligations.

               REVOLVING CREDIT COMMITMENT shall mean, as to each Bank at any time, the amounts initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and, thereafter, as such amounts may be amended, whether pursuant to Assignment and Assumption Agreements, increases or reductions in Revolving Credit Commitments provided for under the terms of the Agreement or otherwise, and REVOLVING CREDIT COMMITMENTS shall mean the aggregate Revolving Credit Commitments of all of the Banks.

               REVOLVING CREDIT LOANS shall mean, collectively, and REVOLVING CREDIT LOAN shall mean, separately, all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrowers pursuant to Sections 2.1 or 2.11.3.

               REVOLVING CREDIT NOTES shall mean collectively and REVOLVING CREDIT NOTE shall mean separately all the Revolving Credit Notes of the Borrowers in the form of EXHIBIT 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

               REVOLVING CREDIT RATABLE SHARE shall mean the proportion that a Bank's Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Banks.

               SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

               SECTION 20 SUBSIDIARY shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

               SETTLEMENT DATE shall mean any Business Day on which the Agent elects to effect settlement pursuant to Section 5.11.

               STANDARD & POOR'S shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

               STANDARD SECURITIZATION UNDERTAKINGS means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary thereof in connection with the Permitted Accounts Receivable Program which are reasonably customary in an accounts receivable securitization transaction at the time of consummation of such transaction.

               STANDBY LETTER OF CREDIT shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business, but excluding any Letter of Credit under which the stated amount of such Letter of Credit increases automatically over time.

               SUBSIDIARY of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a manager or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

               SUBSIDIARY SHARES shall have the meaning assigned to that term in
Section 6.1.2.

               SUN TRUST INDEBTEDNESS shall have the meaning assigned to such term in Section 8.2.1.

               SWING LOAN COMMITMENT shall mean PNC Bank's commitment to make Swing Loans to the Borrowers pursuant to Section 2.1.2 hereof in an aggregate principal amount up to $20,000,000.00.

               SWING LOAN NOTE shall mean the Swing Loan Note of the Borrowers in the form of EXHIBIT 1.1(S) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

               SWING LOAN REQUEST shall mean a request for Swing Loans made in accordance with Section 2.4.2 hereof.

               SWING LOANS shall mean collectively and SWING LOAN shall mean separately all Swing Loans or any Swing Loan made by PNC Bank to the Borrowers pursuant to Section 2.1.2 hereof.

               SYNDICATIONS PERIOD shall mean the period between the Closing Date and the earlier of the following dates: (a) the date on which the Agent notifies the Borrowers that the Syndications Period has ended, and (b) the date which is sixty (60) days after the Closing Date.

               TAXES shall have the meaning assigned to such term in Section 5.8.1.

               TERM LOAN shall have the meaning given to such term in Section 3.1; Term Loans shall mean collectively all of the Term Loans.

               TERM LOAN COMMITMENT shall mean, as to any Bank (or its successor by assignment) at any time, the amount initially set forth opposite its name on
SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Term Loans".

               TERM LOAN RATABLE SHARE shall mean (i) on the Closing Date, the proportion that a Bank's Term Loan Commitment bears to the Term Loan Commitments of all of the Banks, and (ii) thereafter, the proportion that a Bank's Term Loan bears to the aggregate Term Loans of the Banks.

               TERM NOTES shall mean, collectively, and TERM NOTE shall mean, separately, all of the Term Notes of the Borrowers in the form of EXHIBIT 1.1(T) issued by the Borrowers at the request of a Bank pursuant to Section 5.10 evidencing the Term Loans together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

               TRANCHE A TERM LOAN shall have the meaning assigned to that term in Section 3.1.

               TRANCHE B TERM LOAN shall have the meaning assigned to that term in Section 3.1.

               TRANSFEROR BANK shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

               UK ACQUISITIONS shall mean the Financed UK Acquisition and the Permitted Future UK Acquisition

               UK BORROWER shall mean any Borrower organized under the Laws of the United Kingdom.

               USA PATRIOT ACT shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

               WEBSITE POSTING shall have the meaning assigned to that term in
Section 11.6.

          1.2 CONSTRUCTION.

               Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

               1.2.1 NUMBER; INCLUSION.

               References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

               1.2.2 DETERMINATION.

               References to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith judgment by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

               1.2.3 AGENT'S DISCRETION AND CONSENT.

               Whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

               1.2.4 DOCUMENTS TAKEN AS A WHOLE.

               The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

               1.2.5 HEADINGS.

               The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

               1.2.6 IMPLIED REFERENCES TO THIS AGREEMENT.

               Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

               1.2.7 PERSONS.

               Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

               1.2.8 MODIFICATIONS TO DOCUMENTS.

               Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

               1.2.9 FROM, TO AND THROUGH.

               Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

               1.2.10 SHALL; WILL.

               References to "shall" and "will" are intended to have the same meaning.

          1.3 ACCOUNTING PRINCIPLES.

               Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.1.14 (and all defined terms used in the definition of any accounting term used in Section 8.1.14 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.8(i) . In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 8.1.14 based upon the Company's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Company's financial statements at that time.

                 2. REVOLVING CREDIT AND SWING LOAN FACILITIES

          2.1 REVOLVING CREDIT COMMITMENTS.

               2.1.1 REVOLVING CREDIT LOANS.

                    2.1.1.1 COMMITMENT.

               Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank holding any Revolving Credit Commitment severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date, provided that
(i) after giving effect to each such Loan the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Revolving Credit Ratable Share of the Dollar Equivalent amount of Letters of Credit Outstanding, and (ii) no Revolving Credit Loan to which the Base Rate Option applies shall be made in an Optional Currency. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1. The Borrowers shall repay in full the outstanding principal amount of the Revolving Credit Loans, together with all accrued interest thereon and all fees and other amounts owing under any of the Loan Documents relating thereto on the Expiration Date or earlier termination of the Revolving Credit Commitments in connection with the terms hereof.

                    2.1.1.2 DISCRETIONARY COMMITMENT INCREASE.

               Provided that no Event of Default or Potential Default is then occurring or would be caused thereby, at any time prior to the Expiration Date, the Borrowers may request from time to time in writing to the Agent that the Revolving Credit Commitments be increased, by an amount being an integral multiple of $5,000,000.00 not greater than $50,000,000.00, according to the following procedures:

                         (i) The Borrowers shall offer the existing Banks the
opportunity to participate in any such increased amount of the Revolving Credit Commitments (such increased amount being referred to as the "COMMITMENT INCREASE AMOUNT") in accordance with each Bank's Revolving Credit Ratable Share (each participating Bank being referred to as an "INCREASING BANK"). The existing Banks shall be under no obligation to participate in any such Commitment Increase Amounts and any agreement by any Bank to so participate will be in the sole discretion of such Bank.

                         (ii) If any Bank declines to commit to its Revolving
Credit Ratable Share of any such Commitment Increase Amount (such declined portion of the Commitment Increase Amount being referred to as a "DECLINED SHARE"), then the Agent may join a new bank(s) or financial institution(s) to this Agreement, which shall be acceptable to the Borrowers (each such bank or financial institution, an "AUGMENTING LENDER"), or permit an existing Bank which has already agreed to commit to its Revolving Credit Ratable Share of any such Commitment Increase Amount, to commit to the Declined Share or portion thereof in an amount of at least $5,000,000. Each Augmenting Lender committing to a Declined Share, or a portion thereof, shall join this Agreement as a Bank by entering into a bank joinder and assumption agreement in form and substance satisfactory to the Agent, setting forth the Revolving Credit Commitment of such Augmenting Lender, pursuant to which such Augmenting Lender will become a Bank as of the effective date thereof.

                         (iii) On the effective date of any increase in the
Revolving Credit Commitments as contemplated herein (A) each Increasing Bank and new Augmenting Lender shall make available to the Agent, for the benefit of the other Banks, such amounts, in immediately available funds, as the Agent shall determine as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Banks, each Bank's portion of the outstanding Revolving Credit Loans of all the Banks to equal its Revolving Credit Ratable Share of the Revolving Credit Commitments (after giving effect to the increase in the Revolving Credit Commitments occasioned by the addition of the Increasing Bank(s) or Augmenting Lender(s), or both, as the case may be) and (B) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Credit Commitments (with such reborrowing to consist of Revolving Credit Loans subject to the same interest rate options provided herein, with related Interest Periods if applicable, specified in a notice delivered by the Borrowers in accordance with the requirements of Section 4.2). The deemed payments made pursuant to clause (B) of the immediately preceding sentence in respect of each Revolving Credit Loan to which a Euro-Rate Option applies shall be subject to indemnification by the Borrowers pursuant to the provisions of
Section 5.6.2 if the deemed payment occurs other than on the last day of the related Interest Periods. Upon the request of the Agent, the Borrowers shall execute and deliver to the Agent for the benefit of the Banks any and all Notes and other documents, instruments, and agreements necessary or advisable in the reasonable judgment of the Agent to evidence or document the increase in the Revolving Credit Commitments, including any amendments hereto, and each of the Banks and each of the Loan Parties hereby provides its consent hereto and thereto, and each Bank hereby authorizes the Agent, and each Loan Party hereby authorizes the Borrowers, to execute any such documents, instruments, and agreements consistent with the terms of this Section on its behalf without the necessity of any further consent of any Bank or Loan Party.

               2.1.2 SWING LOAN COMMITMENT.

               Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC Bank may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the "SWING LOANS") to the Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $20,000,000.00 (the "SWING LOAN COMMITMENT"), provided that the aggregate principal amount of PNC Bank's Swing Loans and the Revolving Credit Loans of all the Banks at any one time outstanding shall not exceed the Revolving Credit Commitments of all the Banks. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2.

          2.2 NATURE OF BANKS' OBLIGATIONS WITH RESPECT TO REVOLVING CREDIT
LOANS.

               Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 in accordance with its Revolving Credit Ratable Share. The aggregate Dollar Equivalent amount of each Bank's Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Revolving Credit Ratable Share of the Dollar Equivalent amount of Letters of Credit Outstanding. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

          2.3 COMMITMENT FEES.

               Accruing from the date hereof until the Expiration Date, the Borrowers agree to pay to the Agent in Dollars for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "COMMITMENT FEE") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 360 days, and actual days elapsed) on the average daily difference between the amount of (i) such Bank's Revolving Credit Commitment as the same may be constituted from time to time (for purposes of this computation, PNC Bank's Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment) and (ii) the sum of the Dollar Equivalent amount of such Bank's Revolving Credit Loans outstanding plus its Revolving Credit Ratable Share of the Dollar Equivalent amount of Letters of Credit Outstanding, in each case as determined during the preceding fiscal quarter (or shorter period commencing with the Closing Date or ending on the Expiration Date). All Commitment Fees shall be payable quarterly in arrears on the first day of each July, October, January and April after the date hereof and on the Expiration Date or upon acceleration of the Loan.

          2.4 REVOLVING CREDIT LOAN REQUESTS.

          2.4.1 REVOLVING CREDIT LOAN REQUESTS.

               Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2, by delivering to the Agent, not later than 10:30 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any such Loans and four
(4) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in an Optional

Currency or the date of conversion to or renewal of the Euro-Rate Option for Revolving Credit Loans in an Optional Currency and (ii) on either the proposed Borrowing Date (which shall be a Business Day) with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of EXHIBIT 2.4 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "LOAN REQUEST"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans (expressed in the currency in which such Loans shall be funded) comprising each Borrowing Tranche, the Dollar Equivalent amount of which shall be in integral multiples of $100,000.00 and not less than $2,000,000.00 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $2,000,000.00 and the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the applicable Borrowing Tranche; (iv) the currency in which such Loans shall be funded if the Borrower is electing the Euro-Rate Option; and (v) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

               2.4.2 SWING LOAN REQUESTS.

               Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request PNC Bank to make Swing Loans by delivery to PNC Bank not later than 10:30 a.m. Pittsburgh time on the proposed Borrowing Date of a duly completed request therefor substantially in the form of
EXHIBIT 2.4 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "SWING LOAN REQUEST"), it being understood that PNC Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $500,000.00.

               2.5 MAKING REVOLVING CREDIT LOANS AND SWING LOANS; REVOLVING CREDIT NOTES AND SWING NOTES.

               2.5.1 MAKING REVOLVING CREDIT LOANS.

               Promptly after receipt by the Agent of a Loan Request pursuant to
Section 2.4, the Agent shall notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2; and (iv) the currency in which Revolving Credit Loan is requested. Each Bank shall remit the principal amount of each Revolving Credit Loan in the requested currency to the Agent such that the

Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 7.2, fund such Revolving Credit Loans to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect, in its sole discretion, to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 10.16.

               2.5.2 MAKING SWING LOANS.

               So long as PNC Bank elects to make Swing Loans, PNC Bank shall, after receipt by it of a Swing Loan Request pursuant to Section 2.4.2, fund such Swing Loan to the Borrowers in Dollars and immediately available funds at the Principal Office prior to three (3) o'clock p.m. Pittsburgh time on the Borrowing Date.

          2.6 REVOLVING CREDIT NOTES.

               The obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

          2.7 SWING LOAN NOTE.

               The obligation of the Borrowers to repay the unpaid principal amount of the Swing Loans made to it by PNC Bank together with interest thereon shall be evidenced by the Swing Loan Note payable to the order of PNC Bank in a face amount equal to the Swing Loan Commitment.

          2.8 BORROWINGS TO REPAY SWING LOANS.

               PNC Bank may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Bank shall make a Revolving Credit Loan in an amount equal to such Bank's Revolving Credit Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC Bank so requests, accrued interest thereon, provided that no Bank shall be obligated in any event to make any Revolving Credit Loan if after giving effect thereto, the sum of the Dollar Equivalent amount of its Revolving Credit Loans plus such Bank's Revolving Credit Ratable Share of the Dollar Equivalent amount of Letters of Credit Outstanding exceeds its Revolving Credit Commitment. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4.1 without regard to any of the requirements of that provision. PNC Bank shall provide notice to the Banks (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.8 and of the apportionment among the Banks, and the Banks shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 7.2 are then satisfied) by the time PNC Bank so requests, which shall not be earlier than 3:00 p.m. Pittsburgh time on the next Business Day after the date the Banks receive such notice from PNC Bank.

          2.9 UTILIZATION OF COMMITMENTS IN OPTIONAL CURRENCIES.

               2.9.1 PERIODIC COMPUTATIONS OF DOLLAR EQUIVALENT AMOUNTS OF REVOLVING CREDIT LOANS AND LETTERS OF CREDIT OUTSTANDING.

               The Agent will determine the Dollar Equivalent amount of (i) proposed Letters of Credit to be denominated in an Optional Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) outstanding Letters of Credit Outstanding denominated in an Optional Currency as of the last Business Day of each month, and (iii) outstanding Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) through (iii), a "COMPUTATION DATE").

               2.9.2 NOTICES FROM BANKS THAT OPTIONAL CURRENCIES ARE UNAVAILABLE TO FUND NEW LOANS.

               The Banks shall be under no obligation to make the Revolving Credit Loans requested by the Borrowers which are denominated in an Optional Currency if any Bank notifies the Agent by 5:00 p.m. (Pittsburgh time) four (4) Business Days prior to the Borrowing Date for such Revolving Credit Loans that such Bank cannot provide its Revolving Credit Ratable Share of such Revolving Credit Loans in such Optional Currency. In the event the Agent timely receives a notice from a Bank pursuant to the preceding sentence, the Agent will notify the Borrowers no later than 12:00 noon (Pittsburgh time) three (3) Business Days prior to the Borrowing Date for such Revolving Credit Loans that the Optional Currency is not then available for such Revolving Credit Loans, and the Agent shall promptly thereafter notify the Banks of the same and the Banks shall not make such Revolving Credit Loans requested by the Borrowers under their Loan Request.

               2.9.3 NOTICES FROM BANKS THAT OPTIONAL CURRENCIES ARE UNAVAILABLE TO FUND RENEWALS OF THE EURO-RATE OPTION.

               If the Borrowers deliver a Loan Request requesting that the Banks renew the Euro-Rate Option with respect to an outstanding Borrowing Tranche of Revolving Credit Loans denominated in an Optional Currency, the Banks shall be under no obligation to renew such Euro-Rate Option if any Bank delivers to the Agent a notice by 5:00 p.m. (Pittsburgh time) four (4) Business Days prior to the effective date of such renewal that such Bank cannot continue to provide Revolving Credit Loans in such Optional Currency. In the event the Agent timely receives a notice from a Bank pursuant to the preceding sentence, the Agent will notify the Borrowers no later than 12:00 noon (Pittsburgh time) three (3) Business Days prior to the renewal date that the renewal of such Revolving Credit Loans in such Optional Currency is not then available, and the Agent shall promptly thereafter notify the Banks of the same. If the Agent shall have so notified the Borrowers that any such continuation of such Revolving Credit Loans in such Optional Currency is not then available, any notice of renewal with respect thereto shall be deemed withdrawn, and such Loans shall be redenominated into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Loans. The Agent will promptly notify the Borrowers and the Banks of any such redenomination, and in such notice, the Agent will state the aggregate Dollar Equivalent amount of the redenominated Revolving Credit Loans in an Optional Currency as of the applicable Computation Date with respect thereto and such Bank's Revolving Credit Ratable Share thereof.

               2.9.4 EUROPEAN MONETARY UNION.

                    2.9.4.1 PAYMENTS IN EUROS UNDER CERTAIN CIRCUMSTANCES.

               If, as a result of the implementation of the European monetary union, (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by a European common currency (the "EURO") or
(ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Agent or the Required Banks shall so request in a notice delivered to the Borrowers, then any amount payable hereunder by any party hereto in such Optional Currency shall instead by payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate recognized by the European Central Bank for the purpose of implementing the European monetary union (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a payment in an Optional Currency). Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency.

                    2.9.4.2 ADDITIONAL COMPENSATION UNDER CERTAIN CIRCUMSTANCES.

               The Borrowers agree, at the request of any Bank to compensate such Bank for any loss, cost, expense or reduction in return that such Bank shall reasonably determine shall be incurred or sustained by such Bank as a result of the implementation of European monetary union and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Bank setting forth such Bank's determination of the amount or amounts necessary to compensate such Bank shall be delivered to the Borrowers and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay such Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof.

                    2.9.5 REQUESTS FOR ADDITIONAL OPTIONAL CURRENCIES.

               The Borrowers may deliver to the Agent a written request that Revolving Credit Loans hereunder also be permitted to be made in any other lawful currency (other than

Dollars), in addition to the currencies specified in the definition of "Optional Currency" herein provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Banks in the applicable interbank market. The Agent will promptly notify the Banks of any such request promptly after the Agent receives such request. The Agent and each Bank may grant or accept such request in their sole discretion. The Agent will promptly notify the Borrowers of the acceptance or rejection by the Agent and each of the Banks of the Borrowers' request. The requested currency shall be approved as an Optional Currency hereunder only if the Agent and all of the Banks approve of the Borrowers' request.

          2.10 USE OF PROCEEDS.

               The proceeds of the Revolving Credit Loans shall be used for (i) financing the Permitted Future UK Acquisition, (ii) financing the Financed Domestic Acquisition, (iii) refinancing amounts outstanding under the Prior Senior Credit Facility, and (iv) general corporate purposes, including financing working capital and Permitted Acquisitions.

          2.11 LETTER OF CREDIT SUBFACILITY.

               2.11.1 ISSUANCE OF LETTERS OF CREDIT.

               The Borrowers may request the issuance of a letter of credit (each such letter of credit and each Existing Letter of Credit, a "LETTER OF CREDIT") on behalf of itself or another Loan Party by delivering or having such other Loan Party deliver to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least five (5) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be a Standby Letter of Credit (and may not be a Commercial Letter of Credit) and may be denominated in either Dollars or an Optional Currency. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.11, the Agent or any of the Agent's Affiliates will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve
(12) months from the date of issuance, and (B) in no event expire later than five (5) Business Days prior to the Expiration Date and providing that in no event shall (i) the Dollar Equivalent amount of Letters of Credit Outstanding exceed, at any one time, $20,000,000.00, or (ii) the Dollar Equivalent Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. The Existing Letters of Credit shall be deemed to have been issued hereunder.

               2.11.2 LETTER OF CREDIT FEES.

               The Borrowers shall pay in Dollars (i) to the Agent for the ratable account of the Banks a fee (the "LETTER OF CREDIT FEE") equal to the Applicable Margin then in effect for Revolving Credit Loans subject to the Euro-Rate Option, per annum, and (ii) to the Agent for its own account a fronting fee equal to 0.125% per annum (each computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Dollar

Equivalent amount of Letters of Credit Outstanding during the preceding fiscal quarter (or shorter period commencing with the Closing Date or ending with the Expiration Date) and shall be payable quarterly in arrears commencing with the first day of each July, October, January and April following issuance of each Letter of Credit and on the Expiration Date. The Borrowers shall also pay to the Agent in Dollars for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

               2.11.3 DISBURSEMENTS, REIMBURSEMENT.

                    2.11.3.1 Immediately upon the issuance of each Letter of Credit (and with respect to the Existing Letters of Credit, on the Closing
Date), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Revolving Credit Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                    2.11.3.2 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrowers. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "REIMBURSEMENT OBLIGATION") the Agent in Dollars prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Agent under any Letter of Credit (each such date, a "DRAWING DATE") in an amount equal to the Dollar Equivalent amount so paid by the Agent. In the event the Borrowers fail to reimburse the Agent for the full Dollar Equivalent amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Agent will promptly notify each Bank thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Banks in Dollars under the Base Rate Option in an amount equal to the Dollar Equivalent amount of such drawing to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in
Section 7.2 other than any notice requirements. Any notice given by the Agent pursuant to this Section 2.11.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                    2.11.3.3 Each Bank shall upon any notice pursuant to Section
2.11.3.2 make available to the Agent an amount in Dollars in immediately available funds equal to its Revolving Credit Ratable Share of the Dollar Equivalent amount of the drawing (whether or not the conditions set forth in Section 7.2 shall have been satisfied), whereupon the participating Banks shall (subject to Section 2.11.3.4) each be deemed to have made a Revolving Credit Loan in Dollars under the Base Rate Option to the Borrowers in that amount. If any Bank so notified fails to make available in Dollars to the Agent for the account of the Agent the amount of such Bank's Revolving Credit Ratable Share of such Dollar Equivalent amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this
Section 2.11.3.3.

                    2.11.3.4 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.11.3.2, because of the Borrowers' failure to satisfy the conditions set forth in Section 7.2 other than any notice requirements or for any other reason, the Borrowers shall be deemed to have incurred from the Agent a borrowing (each a "LETTER OF CREDIT BORROWING") in Dollars in the Dollar Equivalent amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Agent pursuant to Section 2.11.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "PARTICIPATION ADVANCE" from such Bank in satisfaction of its participation obligation under this Section 2.11.3.

               2.11.4 REPAYMENT OF PARTICIPATION ADVANCES.

                    2.11.4.1 Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrowers (i) in payment of any Letter of Credit Borrowing made by the Agent under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Bank, in the same funds as those received by the Agent, the amount of such Bank's Revolving Credit Ratable Share of such funds, except the Agent shall retain the amount of the Revolving Credit Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Agent.

                    2.11.4.2 If the Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Agent pursuant to Section 2.11.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent the amount of its Revolving Credit Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

               2.11.5 DOCUMENTATION.

               Each Loan Party agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of its own gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

               2.11.6 DETERMINATIONS TO HONOR DRAWING REQUESTS.

               In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

               2.11.7 NATURE OF PARTICIPATION AND REIMBURSEMENT OBLIGATIONS.

               Each Bank's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.11.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.11 under all circumstances, including the following circumstances:

                    (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Agent or any of its Affiliates, the Borrowers or any other Person for any reason whatsoever;

                    (ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1, 2.4, 2.5 or 7.2 or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section 2.11.3;

                    (iii) any lack of validity or enforceability of any Letter of Credit;

                    (iv) any claim of breach of warranty that might be made by any Loan Party or any Bank against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Agent or its Affiliates or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                    (v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if the Agent or any of the Agent's Affiliates has been notified thereof;

                    (vi) payment by the Agent or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                    (vii) the solvency of, or any acts of omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

                    (viii) any failure by the Agent or any of Agent's Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Agent has received written notice from such Loan Party of such failure within three Business Days after the Agent shall have furnished such Loan Party a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

                    (ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

                    (x) any breach of this Agreement or any other Loan Document by any party thereto;

                    (xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

                    (xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

                    (xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                    (xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

               2.11.8 INDEMNITY.

               In addition to amounts payable as provided in Section 10.5, the Borrowers hereby agree to protect, indemnify, pay and save harmless the Agent and any of Agent's Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent or any of Agent's Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a sole result of (i) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or (ii) the wrongful dishonor by the Agent or any of Agent's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

               2.11.9 LIABILITY FOR ACTS AND OMISSIONS.

               As between any Loan Party and the Agent, or the Agent's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for any of the following including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent or the Agent's Affiliates shall have been notified thereof);
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or
(viii) any consequences arising from causes beyond the control of the Agent or the Agent's Affiliates, as applicable, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's or the Agent's Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Agent or the Agent's Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

               Without limiting the generality of the foregoing, the Agent and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Agent or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Agent or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Agent or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "ORDER") and honor any drawing in connection with any Letter of Credit that is the subject to such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

               In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent or the Agent's Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent or the Agent's Affiliates under any resulting liability to the Borrowers or any Bank.

          2.12 CURRENCY REPAYMENTS.

          Notwithstanding anything contained herein to the contrary, the entire amount of principal of and interest on any Revolving Credit Loan made in an Optional Currency shall be repaid in the same Optional Currency in which such Loan was made, provided, however, that if it is impossible or illegal for the Borrowers to effect payment of a Revolving Credit Loan in the Optional Currency in which such Loan was made, or if the Borrowers default in their obligations to do so, the Required Banks may at their option permit such payment to be made (i) at and to a different location, subsidiary, affiliate or correspondent of Agent,
(ii) in the Equivalent Amount of Dollars or (iii) in an Equivalent Amount of such other currency (freely convertible into Dollars) as the Required Banks may solely at their option designate. Upon any events described in (i) through (iii) of the preceding sentence, the Borrowers shall make such payment, and the Borrowers agree to hold each Bank harmless from and against any loss incurred by any Bank arising from the cost to such Bank of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the Borrowers' obligations under this Section 2.12 shall survive termination of this Agreement.

          2.13 OPTIONAL CURRENCY AMOUNTS.

               Notwithstanding anything contained herein to the contrary, the Agent may, with respect to notices by the Borrowers for Revolving Credit Loans in an Optional Currency or voluntary prepayments of less than the full amount of an Optional Currency Borrowing Tranche, engage in reasonable rounding of the Optional Currency amounts requested to be loaned or repaid; and, in such event, the Agent shall promptly notify the Borrowers and the Banks of such rounded amounts and the Borrowers' request or notice shall thereby be deemed to reflect such rounded amounts.

          2.14 REDUCTION OF COMMITMENT.

               The Borrowers shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to permanently reduce, in whole multiples of $5,000,000 of principal, or terminate the Revolving Credit Commitments without penalty or premium, except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by (a) the payment in full of any Commitment Fee then accrued on the amount of such reduction or termination and (b) prepayment of the Revolving Credit Notes, together with the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.6 hereof), to the extent that the Dollar Equivalent Revolving Facility Usage then outstanding exceeds the Revolving Credit Commitments as so reduced or terminated. From the effective date of any such reduction or termination the obligations of Borrower to pay the Commitment Fee pursuant to Section 2.3 shall correspondingly be reduced or cease.

                                 3. TERM LOANS

          3.1 TERM LOAN COMMITMENTS.

               Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Bank severally agrees to make a term loan in Dollars (and not in an Optional Foreign Currency) (the "TERM Loans") to the Borrowers on the Closing Date in the principal amount of such Bank's Term Loan Commitment. A portion of the Term Loans equal to $50,000,000 is hereby designated as "Tranche A" (the "Tranche A Term Loans"), and a portion of the Term Loans equal to $50,000,000 is hereby designated as "Tranche

B" (the "Tranche B Term Loans") and 50% of the Term Loans made by each Bank shall be Tranche A Term Loans and the remaining 50% of such Term Loans made by such Bank shall be Tranche B Term Loans.

          3.2 NATURE OF BANKS' OBLIGATIONS WITH RESPECT TO TERM LOANS.

               The failure of any Bank to make a Term Loan shall not relieve any other Bank of its obligations to make a Term Loan nor shall it impose any additional liability on any other Bank hereunder. The Banks shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments, and the Borrowers shall not have the right to borrow, repay and reborrow Term Loans under Section 3.1.

          3.3 TERM LOAN NOTES.

               The obligation of the Borrowers to repay the unpaid principal amount of the Term Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Term Note dated the Closing Date payable to the order of each Bank in a face amount equal to the Term Loan of such Bank. The principal amount of the Term Notes shall be payable in aggregate quarterly installments on the last day of each fiscal quarter commencing March 31, 2007 as follows:

        Due Dates          Amount of Each Payment   Total for Fiscal Year
        ---------          ----------------------   ---------------------
3/31/07 through 12/31/07        $3,750,000.00           $15,000,000.00
3/31/08 through 12/31/08        $5,000,000.00           $20,000,000.00
3/31/09 through 12/31/09        $6,250,000.00           $25,000,000.00
3/31/10 through 12/31/10        $6,250,000.00           $25,000,000.00

with a final payment due on April 2, 2011, equal to the total outstanding principal amount of the Term Loans, all accrued, but unpaid, interest thereon and all fees and other amounts owing under the Loan Documents with respect thereto.

          3.4 USE OF PROCEEDS.

               The proceeds of the Term Loans shall be used for (i) financing the Financed Domestic Acquisition, (ii) refinancing amounts outstanding under the Prior Senior Credit Facility, and (iii) general corporate purposes, including financing working capital and Permitted Acquisitions.

                               4. INTEREST RATES

          4.1 INTEREST RATE OPTIONS.

               The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than eleven (11) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate. Interest on the principal amount of each Loan made in an Optional Currency shall be paid by the Borrowers in such Optional Currency. Swing Loans shall be interest at a rate to be agreed upon by the Agent and the Borrowers.

               4.1.1 INTEREST RATE OPTIONS.

               The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provisions above regarding Swing Loans) and the Term Loans, except that no Loan to which a Base Rate shall apply may be made in an Optional Currency:

                    (i) Base Rate Option. A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                    (ii) Euro-Rate Option. A rate per annum (computed on the basis of a year of 360 days and actual days elapsed), provided that, for Revolving Credit Loans made in an Optional Currency for which a 365-day basis is the only market practice available to the Agent, such rate shall be calculated on the basis of a year of 365 or 366 days, as the case maybe for the actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

               4.1.2 RATE QUOTATIONS.

               The Borrowers may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the interest rates and the applicable currency exchange rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest or the calculation of Equivalent Amounts which thereafter are actually in effect when the election is made.

          4.2 INTEREST PERIODS.

               At any time when the Borrowers shall select, convert to or renew a Euro-Rate Option, the Borrowers shall notify the Agent thereof by delivering a Loan Request at least four (4) Business Days prior to the effective date of such Interest Rate Option, with respect to an Optional Currency Loan, and three (3) Business Days prior to the effective date of such Interest Rate Option, with respect to a Loan denominated in Dollars. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

               4.2.1 AMOUNT OF BORROWING TRANCHE.

               The Dollar Equivalent amount of each Borrowing Tranche of Euro-Rate Loans shall be in integral multiples of $100,000.00 and not less than $2,000,000.00; and

               4.2.2 RENEWALS.

               In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

          4.3 INTEREST AFTER DEFAULT.

               To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

               4.3.1 LETTER OF CREDIT FEES, INTEREST RATE.

               The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.11.2 or Section 4.1, respectively, shall be increased, by 2.0% per annum; and

               4.3.2 OTHER OBLIGATIONS.

               Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2% per annum from the time such Obligation becomes due and payable and until it is paid in full.

               4.3.3 ACKNOWLEDGMENT.

               The Borrowers acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by the Borrowers upon demand by the Agent.

          4.4 EURO-RATE UNASCERTAINABLE; ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

               4.4.1 UNASCERTAINABLE.

               If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined that:

                    (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

                    (ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate, the Agent shall have the rights specified in Section 4.4.3.

               4.4.2 ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

               If at any time any Bank shall have determined that:

                    (i) the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                    (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                    (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency (as applicable) for the relevant Interest Period for a Loan, or to banks generally, to which a Euro-Rate Option applies, respectively, are not available to such Bank with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Agent shall have the rights specified in Section 4.4.3.

               4.4.3 AGENT'S AND BANK'S RIGHTS.

               In the case of any event specified in Section 4.4.1 above, the Agent shall promptly so notify the Banks and the Borrowers thereof, and in the case of an event specified in Section 4.4.2 above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrowers to select, convert to or renew a Euro-Rate Option or select an Optional Currency (as applicable) shall be suspended until the Agent shall have later notified the Borrowers, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 4.4.1 and the Borrowers have previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under Section 4.4.2, the Borrowers shall, subject to the Borrowers' indemnification Obligations under
Section 5.6.2, as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 5.4. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

          4.5 SELECTION OF INTEREST RATE OPTIONS.

               If the Borrowers fail to select a new Interest Period or Optional Currency to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2, the Borrowers shall be deemed to have converted such Borrowing Tranche to the Base Rate Option or to a Loan in Dollars, as applicable, commencing upon the last day of the existing Interest Period.

                                  5. PAYMENTS

          5.1 PAYMENTS.

               All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the account of PNC Bank with respect to the Swing Loans and for the ratable accounts of the Banks with respect to the Revolving Loans or Term Loans in Dollars except that payments of principal or interest shall be made in the currency in which such Loan was made, and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an "account stated."

          5.2 PRO RATA TREATMENT OF BANKS.

               Each borrowing of Revolving Credit Loans shall be allocated to each Bank according to its Revolving Credit Ratable Share, each borrowing of Tranche A Term Loans shall be allocated to each Bank according to its Term Loan Ratable Share, and each borrowing of Tranche B Term Loans shall be allocated to each Bank according to its Term Loan Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee and the fronting fee for Letters of Credit referred to in Section 2.11.2(ii)) or amounts due from the Borrowers hereunder to the Banks with respect to the Loans, shall (except as provided in Section 4.4.3 in the case of an event specified in Sections 4.4, 5.4.2 or 5.6) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Revolving Credit Ratable Share or Term Loan Ratable Share, as applicable of each Bank. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to PNC Bank. The borrowing and each repayment of the Term Loans shall be allocated 50% to the Tranche A Term Loans and 50% to the Tranche B Term Loans and each Bank's share of such borrowing or repayment shall be allocated 50% to Tranche A Term Loans and 50% to Tranche B Term Loans such that each Bank's Term Loans shall be comprised 50% of Tranche A Term Loans and 50% of Tranche B Term Loans.

          5.3 INTEREST PAYMENT DATES.

               Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first day of each July, October, January and April after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable in the currency in which such Loan was made on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.5 shall be made in the currency in which such Loan was made and shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable in the currency in which such Loan was made on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

          5.4 VOLUNTARY PREPAYMENTS.

               5.4.1 RIGHT TO PREPAY.

               The Borrowers shall have the right, at its option, from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.4.2 below or in Section 5.6) in the currency in which such Loan was made:

                    (i) at any time with respect to any Loan to which the Base Rate Option applies,

                    (ii) on the last day of the applicable Interest Period with respect to Loans to which a Euro-Rate Option applies,

                    (iii) on the date specified in a notice by any Bank pursuant to Section 4.4 with respect to any Loan to which a Euro-Rate Option applies.

               Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Agent by 1:00 p.m. Pittsburgh time: (i) at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or Term Loans made in Dollars and (ii) at least four (4) Business Days prior to the date of prepayment of any Loans in an Optional Currency, and
(iii) on the date of prepayment of Swing Loans, in each case setting forth the following information:

               (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

               (y) a statement indicating the application of the prepayment between the Revolving Credit Loans and Term Loans; and

               (z) the total principal amount and currency of such prepayment, the Dollar Equivalent amount of which shall not be less than $500,000.00 for any Swing Loan or $1,000,000.00 for any Revolving Credit Loan or Term Loan or such lesser amount as may be outstanding.

               All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made in the currency in which such Loans was made. All Term Loan prepayments permitted pursuant to this Section 5.4.1 shall be applied to the unpaid installments of principal of the Term Loans on a pro rata basis and 50% of such prepayment shall be allocated to the Tranche A Term Loans and 50% of such prepayment shall be allocated to the Tranche B Term Loans. Except as provided in Section 4.4.3, if the Borrowers prepay a Loan but fails to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies, and then to Optional Currency Loans. Any prepayment hereunder shall be subject to the Borrowers' Obligation to indemnify the Banks under Section 5.6.2. Revolving Credit Loan prepayments shall not result in an reduction of the Revolving Credit Commitments unless the Borrowers have elected to reduce such Revolving Credit Commitments pursuant to Section 2.14.

               5.4.2 REPLACEMENT OF A BANK.

               In the event any Bank (i) gives notice under Section 2.9, Section
4.4 or Section 5.6.1, (ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Bank, or (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrowers shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety (90) days after (x) receipt of such Bank's notice under Section 4.4 or 5.6.1, (y) the date such Bank has failed to fund Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Bank, or (z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the Borrowers shall also pay to such Bank at the time of such prepayment any amounts required under Section 5.6 and any accrued interest due on such amount and any related fees; provided, however, that the Revolving Credit Commitment and any Term Loan of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Agent; provided, further, the remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 10.14 and provided that all Letters of Credit have expired or been terminated or replaced.

               5.4.3 CHANGE OF LENDING OFFICE.

               Each Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 4.4.2 or 5.6.1 with respect to such Bank, it will if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another Lending Office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 5.4.3 shall affect or postpone any of the Obligations of the Borrowers or any other Loan Party or the rights of the Agent or any Bank provided in this Agreement.

          5.5 MANDATORY PREPAYMENTS.

               5.5.1 PREPAYMENT EVENTS.

                    5.5.1.1 SALE OF ASSETS.

               Within five (5) Business Days of any Material Sale of Assets, the Borrowers shall make a mandatory prepayment of principal on the Term Loans equal to the applicable percentage (as reflected on SCHEDULE 5.5.1) of the after-tax proceeds of such sale (as estimated in good faith by the Borrower), together with accrued interest on such principal amount.

                    5.5.1.2 MATERIAL RECOVERY EVENT.

               Within five (5) Business Days following any Material Recovery Event if the recovered proceeds are not intended by Borrowers to be used within 180 days for the repair, replacement or restoration of damaged property (or on such 180th day if the Borrowers intend to use such proceeds for such repair, replacement or restoration but fails to do so within such 180-day period), the Borrowers shall make a mandatory prepayment of principal on the Term Loans equal to the applicable percentage (as reflected on SCHEDULE 5.5.1) of such proceeds not intended to be so used, or not so used (as the case may be), together with accrued interest on such principal amount.

                    5.5.1.3 ADDITIONAL INDEBTEDNESS.

               In the event the Borrowers incur Indebtedness (other than pursuant Section 8.2.1, including, without limitation, indebtedness incurred in connection with the Required Note Refinancing) in excess of $10,000,000.00 in the aggregate, upon such incurrence the Borrowers shall make a mandatory prepayment of principal on the Term Loans equal to the applicable percentage (as reflected on SCHEDULE 5.5.1) of the proceeds of such Indebtedness in excess of $10,000,000.00, together with accrued interest on such principal amount.

                    5.5.1.4 EQUITY ISSUANCE.

               In the event of any private placement or public sale of equity by the Borrowers, the Borrowers shall make a mandatory prepayment of principal of the Term Loans equal to the applicable percentage (as reflected on SCHEDULE
5.5.1 attached hereto) of the proceeds of such equity issuance (net of reasonable costs and expenses of such issuance paid or payable to unrelated third parties) together with accrued interest on such principal amount.

                    5.5.1.5 APPLICATION OF PROCEEDS.

               All prepayments pursuant to this Section 5.5.1 shall be applied to the payment of the principal amount of the Term Loans by application to the unpaid installments of principal on a pro rata basis, and 50% of such prepayment shall be allocated to the Tranche A Term Loans and 50% of such prepayment shall be allocated to the Tranche B Term Loans.

               5.5.2 CURRENCY FLUCTUATIONS.

               If on any Computation Date the sum of the Dollar Equivalent Revolving Facility Usage is greater than the Revolving Credit Commitments as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars, then the Agent shall notify the Borrowers of the same. The Borrowers shall pay or prepay the Revolving Credit Loans (subject to Borrowers' indemnity obligations contained in this Agreement, including, without limitation, under Section 5.6.2) or Swing Loans within three (3) Business Days after receiving such notice such that the sum of the Dollar Equivalent Revolving Facility Usage exceeds the aggregate Revolving Credit Commitments.

               5.5.3 APPLICATION AMONG INTEREST RATE OPTIONS.

               All prepayments required pursuant to this Section 5.5 shall first be applied among the Interest Rate Options to the principal amount of the applicable Loans subject to the Base Rate Option, then to Dollar Loans denominated in Dollars and subject to a Euro-Rate Option and then to Loans of Optional Currencies subject to the Euro-Rate Option, and the Borrowers will be subject to the indemnity obligation set forth in Section 5.6.2.

          5.6 ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

               5.6.1 INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC.

               If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                    (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrowers of principal, interest, Commitment Fees, or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall net income of such Bank),

                    (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank or any lending office of any Bank, or

                    (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank or any lending office of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank or its lending office with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrowers and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Bank ten (10) Business Days after such notice is given.

               5.6.2 INDEMNITY.

               In addition to the compensation required by Section 5.6.1, the Borrowers shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any:

                    (i) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                    (ii) attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under
Section 2.4 or Section 4.2 or notice relating to prepayments under Section 5.4, or

                    (iii) default by the Borrowers in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

               If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Bank ten (10) Business Days after such notice is given.

          5.7 INTERBANK MARKET PRESUMPTION.

               For all purposes of this Agreement and each Note with respect to any aspects of the Euro-Rate, any Loan under the Euro-Rate Option or any Optional Currency, each

Bank and Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the applicable interbank market regardless of whether it did so or not; and, each Bank's and Agent's determination of amounts payable under, and actions required or authorized by, Section 5.6.2 shall be calculated, at each Bank's and Agent's option, as though each Bank and Agent funded each Borrowing Tranche of Loans under the Euro-Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the Euro-Rate applicable to such Loans, whether in fact that is the case.

          5.8 TAXES.

               5.8.1 NO DEDUCTIONS.

               All payments made by the Borrowers hereunder and under each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Bank and all income and franchise taxes applicable to any Bank of the United States (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If the Borrowers shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable under such Note shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.8.1) each Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

               5.8.2 STAMP TAXES.

               In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "OTHER TAXES").

               5.8.3 INDEMNIFICATION FOR TAXES PAID BY A BANK.

               The Borrowers shall indemnify each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.8.3) paid by any Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date a Bank makes written demand therefor.

               5.8.4 CERTIFICATE.

               Within 30 days after the date of any payment of any Taxes by the Borrowers, the Borrowers, shall furnish to each Bank, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by the Borrowers, the Borrowers shall, if so requested by a Bank, provide a certificate of an officer of the Borrowers to that effect.

               5.8.5 SURVIVAL.

               Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 5.8.1 through 5.8.4 shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

          5.9 JUDGMENT CURRENCY.

               5.9.1 CURRENCY CONVERSION PROCEDURES FOR JUDGMENTS.

               If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Bank could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

               5.9.2 INDEMNITY IN CERTAIN EVENTS.

               The obligation of the Borrowers in respect of any sum due from the Borrowers to any Bank hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Bank of any sum adjudged to be so due in such Other Currency, such Bank may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Bank in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Bank against such loss.

          5.10 NOTES.

               Upon the request of any Bank, the Revolving Credit Loans or Term Loans made by such Bank may be evidenced by a Revolving Credit Note or a Term Note.

          5.11 SETTLEMENT DATE PROCEDURES.

               In order to minimize the transfer of funds between the Banks and the Agent, the Borrowers may borrow, repay and reborrow Swing Loans and PNC Bank may make Swing Loans as provided in Section 2.4.2 hereof during the period between Settlement Dates. Not later than 11:00 a.m., Pittsburgh time, on any Settlement Date, the Agent shall notify each Bank of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "REQUIRED SHARE") as of such date. Prior to 1:00 p.m., Pittsburgh time, on such Settlement Date, each Bank shall pay to the Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Agent shall pay to each Bank its Ratable Share of all payments made by the Borrowers to the Agent with respect to the Revolving Credit Loans. The Agent may at its option effect settlement on any Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Banks of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date. The Agent may, at any time at its option, for any reason whatsoever require each Bank to pay immediately to the Agent such Bank's Ratable Share of the outstanding Revolving Credit Loans and, each Bank may at any time require the Agent to pay immediately to such Bank its Ratable Share of all payments made by the Borrowers to the Agent with respect to the Revolving Credit Loans.

                    6. REPRESENTATIONS AND WARRANTIES

          6.1 REPRESENTATIONS AND WARRANTIES.

               The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

               6.1.1 ORGANIZATION AND QUALIFICATION.

               Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on SCHEDULE 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where the failure to do so would result in a Material Adverse Change.

               6.1.2 SUBSIDIARIES.

               SCHEDULE 6.1.2 states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "SUBSIDIARY SHARES") and the owners thereof if it is a corporation, its outstanding partnership interests (the "PARTNERSHIP INTERESTS") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC INTERESTS") if it is a limited liability company. The Borrowers and each Subsidiary of the Borrowers have good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear, in each case, of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on SCHEDULE 6.1.2. As of the Closing Date each of the Material Subsidiaries of the Company is either a Borrower or a Guarantor.

               6.1.3 POWER AND AUTHORITY.

               Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

               6.1.4 VALIDITY AND BINDING EFFECT.

               This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

               6.1.5 NO CONFLICT.

               Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of such Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which such Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or


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

hereafter acquired) of such Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

               6.1.6 LITIGATION.

               There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate would result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which would result in any Material Adverse Change.

               6.1.7 TITLE TO PROPERTIES.

               Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

               6.1.8 FINANCIAL STATEMENTS.

                    6.1.8.1 HISTORICAL STATEMENTS.

                    The Company has delivered to the Agent copies of its audited consolidated year-end financial statements for and as of December 31, 2003, 2004 and 2005 (collectively, "HISTORICAL STATEMENTS"). The Historical Statements were compiled from the books and records maintained by the Borrowers' management, are correct and complete and fairly represent the consolidated financial condition of the Company and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

                    6.1.8.2 ACCURACY OF FINANCIAL STATEMENTS.

                    Neither the Borrowers nor any Subsidiary of the Borrowers have any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrowers or any Subsidiary of the Borrowers which would cause a Material Adverse Change. Since December 31, 2005, no Material Adverse Change has occurred.

               6.1.9 USE OF PROCEEDS; MARGIN STOCK; SECTION 20 SUBSIDIARIES.

                    6.1.9.1 GENERAL.

                    The Loan Parties intend to use Letters of Credit and the proceeds of the Loans in accordance with Sections 2.10 and 3.4.

                    6.1.9.2 MARGIN STOCK.

                    None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                    6.1.9.3 SECTION 20 SUBSIDIARIES.

                    The Borrowers do not intend to use and shall not use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

               6.1.10 FULL DISCLOSURE.

               Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

               6.1.11 TAXES.

               All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

               6.1.12 CONSENTS AND APPROVALS.

               No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on SCHEDULE 6.1.12, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on SCHEDULE 6.1.12.

               6.1.13 NO EVENT OF DEFAULT; COMPLIANCE WITH INSTRUMENTS.

               No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

               6.1.14 PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.

               Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others. All patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Loan Party and each Subsidiary of each Loan Party the absence of which. individually or collectively, would result in a Material Adverse Change are listed and described on SCHEDULE 6.1.14.


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

               6.1.15 SECURITY INTERESTS.

               The Liens and security interests granted to the Agent, for the benefit of the Banks, pursuant to the Pledge Agreement in the Collateral constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "UNIFORM COMMERCIAL CODE") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above and taking possession of any stock certificates or other certificates evidencing the Pledged Collateral as applicable, all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Pledge Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

               6.1.16 STATUS OF THE PLEDGED COLLATERAL.

               All the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement and except as the right of the Banks to dispose of the Subsidiary Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on
SCHEDULE 6.1.16. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Agent.

               6.1.17 INSURANCE.

               No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

               6.1.18 COMPLIANCE WITH LAWS.

               The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.23) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

               6.1.19 MATERIAL CONTRACTS; BURDENSOME RESTRICTIONS.

               Except for the Prior Senior Credit Facility (which will be terminated and all obligations thereunder will be satisfied in full on the Closing Date), the material contracts filed or incorporated by reference in the Company's Annual Report on form 10-Kfor the fiscal year ended December 31, 2005 are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which would result in a Material Adverse Change.

               6.1.20 INVESTMENT COMPANIES; REGULATED ENTITIES.

               None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

               6.1.21 PLANS AND BENEFIT ARRANGEMENTS.

               Except as set forth on SCHEDULE 6.1.21:

                    (i) The Borrowers and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrowers, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrowers or any other member of the ERISA Group. The Borrowers and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrowers and each other member of the ERISA Group
(i) have fulfilled in all material respects their obligations under the minimum funding standards of

ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA. All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

                    (ii) To the best of the Borrowers' knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                    (iii) Neither the Borrowers nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                    (iv) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                    (v) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                    (vi) Neither the Borrowers nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrowers nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrowers, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                    (vii) To the extent that any Benefit Arrangement is insured, the Borrowers and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrowers and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                    (viii) All Plans, Benefit Arrangements and Multiemployer Plans have been administered in all material respects and in accordance with their terms and applicable Law.

               6.1.22 EMPLOYMENT MATTERS.

               Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or, to the knowledge of any Loan Party, threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change. The Borrowers have delivered to the Agent true and correct copies of each of the Labor Contracts (excluding individual employment contracts with individual employees).

               6.1.23 ENVIRONMENTAL MATTERS.

               Except (i) as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including Note 19 to the Consolidated Financial Statements or such matters to the extent that reserves have been set aside as set forth in such statements and (ii) except to the extent that a Material Adverse Change would not result therefrom:

                    (i) None of the Loan Parties has received, or has any reason to believe that it might receive, any Environmental Complaint, whether directed or issued to such Loan Party or relating or pertaining to any prior owner, operator or occupant of the Property , and has no reason to believe that it might receive any Environmental Complaint.

                    (ii) No activity of any Loan Party at the Property is being or has been conducted in violation of any Environmental Law or Required Environmental Permit and to the knowledge of any Loan Party, no activity of any prior owner, operator or occupant of the Property was conducted in violation of any Environmental Law.

                    (iii) There are no Regulated Substances present on, in, under, or emanating from, or to any Loan Party's knowledge emanating to, the Property or any portion thereof which result in Contamination.

                    (iv) Each Loan Party has all Required Environmental Permits and all such Required Environmental Permits are in full force and effect.

                    (v) Each Loan Party has submitted to an Official Body and/or maintains, as appropriate, all Required Environmental Notices.

                    (vi) No structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks located on the Property contain or use, except in compliance with Environmental Laws and Required Environmental Permits, Regulated Substances or otherwise are operated or maintained except in compliance with Environmental Laws and Required Environmental Permits.

                    (vii) No portion of the Property is identified or to the knowledge of any Loan Party, proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of a investigation or remediation action by an Official Body, nor to the knowledge of any Loan Party is any portion of any property adjoining or in the proximity of such portion of the Property identified or proposed to be identified on any such list.

                    (viii) No lien or other encumbrance authorized by Environmental Laws exists against the Property and the Loan Parties Borrowers have no reason to believe that such a lien or encumbrance may be imposed.

               6.1.24 SENIOR DEBT STATUS.

                    The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

               6.1.25 ANTI-TERRORISM LAWS.

                    6.1.25.1 GENERAL.

                    None of the Loan Parties nor or any Subsidiaries of any Loan Party (or to its knowledge any Affiliate of any Loan Party), is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                    6.1.25.2 EXECUTIVE ORDER NO. 13224.

                    None of the Loan Parties, nor or any Subsidiaries of any Loan Party (or to its knowledge any Affiliate of any Loan Party or, to the knowledge of any Loan Party, their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder), is any of the following (each a "BLOCKED PERSON"):

                    (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                    (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                    (iii) a Person or entity with which any Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                    (iv) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

                    (v) a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

                    (vi) a person or entity who is affiliated or associated with a person or entity listed above.

                    No Loan Party or, to the knowledge of any Loan Party, any of its agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

          6.2 CONTINUATION OF REPRESENTATIONS.

               The Loan Parties make the representations and warranties in this
Section 6 on the date hereof and on the Closing Date and each date thereafter on which a Loan is made or a Letter of Credit is issued as provided in and subject to Sections 2 and 7.

          6.3 UPDATES TO SCHEDULES.

               Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

           7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

               The obligation of each Bank to make Loans and of the Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

          7.1 FIRST LOANS AND LETTERS OF CREDIT.

               On the Closing Date:

               7.1.1 OFFICER'S CERTIFICATE.

               The representations and warranties of each of the Loan Parties contained in Section 6 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties (other than the German Borrowers which shall comply with Section 8.1.14), dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

               7.1.2 SECRETARY'S CERTIFICATE.

               There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties (other than the German Borrowers which shall comply with Section 8.1.14), certifying as appropriate as to:

                    (i) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents;

                    (ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                    (iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.

               7.1.3 DELIVERY OF LOAN DOCUMENTS.

               The Guaranty Agreement shall have been duly executed and delivered to the Agent for the benefit of the Banks.

               7.1.4 OPINION OF COUNSEL.

               There shall be delivered to the Agent for the benefit of each Bank a written opinion of counsel to each of the Loan Parties (other than counsel for the German Borrowers and the UK Borrower; opinions of such counsel shall be delivered in accordance with Section 8.1.14), including Ballard Spahr Andrews & Ingersoll, LLP, as may be acceptable to the Agent, dated the Closing Date and in form and substance satisfactory to the Agent and its counsel:

                    (i) as to the matters set forth in EXHIBIT 7.1.4; and

                    (ii) as to such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

               7.1.5 LEGAL DETAILS.

               All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

               7.1.6 PAYMENT OF FEES.

               The Borrowers shall have paid or caused to be paid to the Agent for itself and for the account of the Banks, as appropriate, to the extent not previously paid all commitment and other fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

               7.1.7 CONSENTS.

               All material consents required to effectuate the transactions contemplated hereby as set forth on SCHEDULE 6.1.12 shall have been obtained.

               7.1.8 FINANCED DOMESTIC ACQUISITION

               The Financed Domestic Acquisition shall have closed on terms and conditions set forth in the acquisitions documents related thereto which shall be reasonably acceptable to the Agent and the Banks and the Borrowers shall have delivered copies of such documents to the Agent and the Banks.

               7.1.9 CLOSING DATE COMPLIANCE CERTIFICATE

               The Company shall have delivered a Compliance Certificate dated as of the Closing Date which demonstrates that the Borrowers are in compliance with its financial covenants as of the Closing Date (measuring Consolidated Adjusted EBITDA and other income and expense items through December 31, 2005 and measuring Indebtedness as of the Closing Date after giving effect to the Loans made and Letters of Credit issued on such date).

               7.1.10 OFFICER'S CERTIFICATE REGARDING MACS.

               Since December 31, 2005, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of any Loan Party or Subsidiary of any Loan Party; and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

               7.1.11 NO VIOLATION OF LAWS.

               The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party.

               7.1.12 NO ACTIONS OR PROCEEDINGS.

               No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

          7.2 EACH ADDITIONAL LOAN OR LETTER OF CREDIT.

               At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 6 and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the Borrowers shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

          7.3 LOANS TO FUND ACQUISITIONS.

               Prior to the making of any Loan or issuance of any Letter of Credit to finance any acquisitions (other than the Approved Acquisitions), the Borrowers shall have


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

delivered to the Agent the documents, pro forma statements, certificates, other material required by Section 8.2.6 and such other evidence requested by the Agent in order that the Agent can determine whether such proposed acquisition qualifies as a Permitted Acquisition; and the Agent shall have so determined that such acquisition so qualifies as a Permitted Acquisition.

                                  8. COVENANTS

          8.1 AFFIRMATIVE COVENANTS.

          The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

               8.1.1 PRESERVATION OF EXISTENCE, ETC.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except (i) as otherwise expressly permitted in Section 8.2.6 or (ii) except to the extent the failure to do so would not be reasonably expected the result in a Material Adverse Change.

               8.1.2 PAYMENT OF LIABILITIES, INCLUDING TAXES, ETC.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all material liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all material taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such material liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such material liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party or which would affect the Collateral, provided that the Loan Parties and their Subsidiaries will pay all such material liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

               8.1.3 MAINTENANCE OF INSURANCE.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

               8.1.4 MAINTENANCE OF PROPERTIES AND LEASES.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof, except, in each case, where the failure to do so would not reasonably be expected to be materially adverse to the Loan Parties.

               8.1.5 MAINTENANCE OF PATENTS, TRADEMARKS, ETC.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations deemed necessary by such Loan Party for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

               8.1.6 VISITATION RIGHTS.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times during normal business hours and as often as any of the Banks may reasonably request, provided that each Bank shall provide the Borrowers and the Agent with reasonable notice prior to any visit or inspection. In the event any Bank desires to conduct an audit of any Loan Party, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.

               8.1.7 KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

               The Borrowers shall, and shall cause each Subsidiary of the Borrowers to, maintain and keep proper books of record and account which enable the Borrowers and their Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrowers or any Subsidiary of the Borrowers, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

               8.1.8 PLANS AND BENEFIT ARRANGEMENTS.

               The Borrowers shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrowers shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

               8.1.9 COMPLIANCE WITH LAWS.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section
8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

               8.1.10 FURTHER ASSURANCES.

               Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent, in its sole discretion, may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

               8.1.11 ANTI-TERRORISM LAWS.

               The Loan Parties shall not knowingly (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. The Borrowers shall deliver to Banks any certification or other evidence requested from time to time by any Bank in its sole discretion, confirming Borrowers' compliance with this Section 8.1.11.

               8.1.12 NOTE ISSUE.

               Within six (6) months after the Closing Date, the Company will refinance (the "REQUIRED NOTE REFINANCING") the outstanding amounts under the
Note Issue existing on the Closing Date, provided that (i) the principal amount of the Required Note Refinancing shall not exceed $200,000,000.00, (ii) such Required Note Refinancing shall not provide for any rights to obtain collateral security except on a pari passu basis with the Agent and the Banks hereunder (and to the extent that, on the effective date of such Required Note Refinancing, the Lien Creation Date has occurred and the Lien Release Date has not subsequently occurred (so that the Pledge Agreement is then effective) the trustee under the Required Note Refinancing on behalf of the noteholders shall, on or before such effective date, enter into the Collateral Sharing Agreement with the Agent in a form acceptable to the Agent and the Agent is hereby authorized to negotiate, make appropriate revisions to (in its discretion) and enter into such Collateral Sharing Agreement on behalf of the Banks), (iii) the warranties and covenants contained in the agreements governing such Required Note Refinancing shall not be more restrictive than those contained in this Agreement, and (iv) the maturity date of such Required Note Refinancing shall not be earlier than 6 months following the Expiration Date.

               8.1.13 COVENANT TO GRANT LIENS IN PLEDGED COLLATERAL

                    8.1.13.1 Creation of Liens.

                    On or before April 12, 2006, the Loan Parties shall complete the following steps unless Moody's issues a Moody's Rating Confirmation on or before such date (in which case such steps shall not be required) (if Moody's does not issue such Moody's Rating Confirmation on or before such date, April 12, 2006 shall be referred to as the "Lien Creation Date"):

               (1) execute and deliver the Pledge Agreement in the form attached as Exhibit 1.1(P) hereto

               (2) deliver UCC-1 financing statements as requested by the Agent to perfect the Liens of the Agent in the Pledged Collateral

               (3) deliver stock powers, certificates evidencing the Pledged Collateral and any other related documents satisfactory to the Agent as required hereunder or by the Pledge Agreement relating as Pledged Collateral in connection with such pledge;

               (4) deliver to the Agent and the Banks an opinion of the counsel to the Loan Parties acceptable to the Agent as to the authorization, execution, delivery and enforceability of the Pledge Agreement and the creation and perfection of the Liens thereunder in the Pledged Collateral.

                    8.1.13.2 Termination of Springing Liens.

                    The Liens in the Pledged Collateral shall be automatically terminated upon the occurrence of a Release Event, as provided in the Pledge Agreement, and the Agent is authorized to prepare, execute, and record such documents, make deliveries and take all other appropriate steps in its discretion to effectuate such termination and the release of the Pledged Collateral.

               8.1.14 DELIVERIES AND ACTIONS TO BE COMPLETED ON OR BEFORE APRIL 12, 2006.

                    On or before April 12, 2006, the applicable Loan Parties shall complete all of the following actions:

                         (1) German Borrowers:

                              (i) Authorization. The German Borrowers shall take
all appropriate corporate action required to authorize and ratify the execution and delivery of the Loan Documents by the German Borrowers and the consummation of the transactions thereunder by such German Borrowers.

                              (ii) Secretary's Certificate. The German Borrowers
shall deliver to the Agent a secretary's certificate relating to such German Borrowers in the form described in Section 7.1.2 containing the attachments listed in clauses (i), (ii) and (iii) of such Section 7.1.2.

                              (iii) Officer's Certificate. The German Borrowers
shall deliver to the Agent an officer's certificate relating to the German Borrowers in the form described in Section 7.1.1.

                              (iv) Opinion of Counsel. The German Borrowers
shall deliver to the Agent an Opinion of their German counsel in a form acceptable to the Agent which confirms the matters described in clauses (i) and
(ii) of Section 7.1.4 with respect to the German Borrowers, and confirms the enforceability under the Laws of Germany of a judgment rendered against such German Borrowers under the Laws of the United States.

                         (2) UK Borrower:

                              The UK Borrower shall deliver to the Agent an
Opinion of its United Kingdom counsel in a form acceptable to the Agent which confirms the matters described in clauses (i) and (ii) of Section 7.1.4 with respect to the UK Borrower, and confirms the enforceability under the Laws of the United Kingdom of a judgment rendered against such UK Borrower under the Laws of the United States.

          8.2 NEGATIVE COVENANTS.

               The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

               8.2.1 INDEBTEDNESS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                    (i) Indebtedness under the Loan Documents;

                    (ii) Existing Indebtedness as set forth on SCHEDULE 8.2.1 (including any extensions, renewals or refinancings thereof), provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on SCHEDULE 8.2.1;

                    (iii) Indebtedness incurred pursuant to capitalized leases;

                    (iv) The Note Issue in a maximum principal amount outstanding not to exceed $200,000,000, at any time; provided, however, this amount may be increased for 45 consecutive days to accommodate an orderly tender offer or make-whole call process;

                    (v) Indebtedness secured by Purchase Money Security
Interests;

                    (vi) Indebtedness of a Loan Party to another Loan Party, provided that such indebtedness is subordinated to the Obligations pursuant to terms and conditions satisfactory to Agent;

                    (vii) Any Interest Rate, Currency and Commodity Hedge;

                    (viii) Guaranties by the Loan Parties of other Indebtedness of other Loan Parties permitted hereunder;

                    (ix) Indebtedness (the "Sun Trust Indebtedness") owing to SunTrust Financial in an amount outstanding at any time not to exceed $34,000,000.00, provided that the terms and conditions contained in the agreements evidencing such Indebtedness shall not be modified after the Closing Date without the consent of the Agent;

                    (x) Indebtedness structured similarly to the Sun Trust Indebtedness and for similar purposes, provided that the terms thereof and the documentation governing the same shall be subject to the review and approval by the Agent and provided further that the terms and conditions contained in the agreements evidencing such Indebtedness shall not be subsequently modified after the closing date thereof without the consent of the Agent;

                    (xi) Indebtedness incurred pursuant to a Permitted Acquisition or Approved Acquisition;

                    (xii) Indebtedness of the Receivables Entity under the or in connection with a Permitted Accounts Receivable Program; and

                    (xiii) Other unsecured Indebtedness in an amount not to exceed $10,000,000 outstanding at any time.

               8.2.2 LIENS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

               8.2.3 GUARANTIES.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder.

               8.2.4 LOANS AND INVESTMENTS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                    (i) investments identified on Schedule 8.2.4 hereto;

                    (ii) trade credit extended on usual and customary terms in the ordinary course of business;

                    (iii) loans or advances to employees, officers or directors in the ordinary course of business in an aggregate principal amount not exceeding $2,000,000.00 at any time outstanding; ;

                    (iv) Permitted Investments;

                    (v) loans, advances and investments in other Loan Parties which otherwise are permitted hereunder;

                    (vi) Permitted Acquisitions and Approved Acquisitions; and

                    (vii) loans and investments in connection with a Permitted Accounts Receivable Program,

                    (viii) additional investments to or in a Person, provided that such investments measured at the time of the making thereof (determined without regard to any write-down or write-offs thereof and net of cash payments of principal in the case of loans and cash equity returns, whether as a dividend or a redemption in the case of equity investments) do not exceed in the aggregate 5% of Consolidated Total Assets as determined as of the most recent fiscal year and for which financial statements are required to be delivered hereunder.

               8.2.5 DIVIDENDS AND RELATED DISTRIBUTIONS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to make or pay, or agree to become or remain liable to make or pay, any Restricted Payment unless no Material Event of Default exists or would be caused thereby, except dividends or other distributions payable to another Loan Party (but in such case, subject to compliance with the Pledge Agreement).

               8.2.6 LIQUIDATIONS, MERGERS, CONSOLIDATIONS, ACQUISITIONS.

               Each of the Loan Parties shall not, and shall permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock or other equity interests of any other Person, except for the Approved Acquisitions, and further provided that

                    (i) any Loan Party other than the Company may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties and any Subsidiary of a Loan Party which is not a Loan Party may consolidate or merge into another Loan Party or Subsidiary of a Loan Party, but in all such cases, subject to compliance with the Pledge Agreement, and

                    (ii) in addition to the Approved Acquisitions, any Loan Party may acquire, whether by purchase or by merger, (x) all of the ownership interests of any other Person or (y) substantially all of assets of another Person or of a business or division of any other Person (each an "PERMITTED ACQUISITION"), provided that each of the following requirements is met:

                         (A) if any Loan Party acquires the ownership interests
in such Person, such Person shall, if required pursuant to Section 8.2.9, execute a Borrower Joinder or Guarantor Joinder and join this Agreement as a Borrower or Guarantor pursuant to Section 11.18 within 3 Business Days following the date of such Permitted Acquisition;

                         (B) the Loan Parties, such Person and its owners, as
applicable, shall otherwise comply with Section 11.18 within three (3) Business Days following the date of such Permitted Acquisition;

                         (C) the board of directors or other equivalent
governing body of such Person shall have approved such Permitted Acquisition and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties also shall have delivered to the Banks written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

                         (D) the business acquired, or the business conducted by
the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 8.2.10;

                         (E) no Potential Default or Event of Default shall
exist immediately prior to and after giving effect to such Permitted
Acquisition;

                         (F) the Company shall demonstrate that the Borrowers
shall be in pro forma compliance with the covenants contained in Sections 8.2.15, 8.2.16 and 8.2.17 after giving effect to such Permitted Acquisition (including in such computation, Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition and including income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition as more fully provided herein) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of EXHIBIT 8.2.6 evidencing such pro forma compliance;

                         (G) if the Leverage Ratio (after taking into account
the pro forma effect of the Permitted Acquisition) is in excess of 3.25 to 1.00, then Required Banks shall have consented in writing thereto prior to its consummation; and

                         (H) the Loan Parties shall deliver to the Agent at
least five (5) Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and shall deliver to the Agent such other information about such Person or its assets as Agent may reasonably require, and all such agreements and information shall be reasonably satisfactory to the Agent.

               8.2.7 DISPOSITIONS OF ASSETS OR SUBSIDIARIES.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except for the following, subject to the prepayment requirements in Section 5.5:

                    (i) transactions involving the sale of inventory in the ordinary course of business;

                    (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

                    (iii) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party or its Subsidiary;

                    (iv) the disposition of assets of the Company from its Neenah, Wisconsin facility in connection with the transfer of operations therefrom to a facility in Chillicothe, Ohio after consummation of the Financed Domestic Acquisition; and

                    (v) sales or other transfers of accounts receivables and related rights of the Company and its Subsidiaries pursuant to or in connection with a Permitted Accounts Receivable Program;

                    (vi) any sale of assets not listed in clauses (i) through
(v) above provided that (A) no Event of Default shall exist or shall result from such disposition, and (B) the aggregate net book value of all assets so sold by the Loan Parties and their Subsidiaries pursuant to this clause (vi) shall not exceed in any fiscal year 10% of the Consolidated Total Assets measured as of the end of the previous fiscal year (such 10% figure shall be referred to as "Availability"), provided that to the extent that such value of assets sold is less than Availability in such fiscal year (the difference being, the "Unused Portion"), such Unused Portion may be carried over to the next fiscal year (but not to subsequent fiscal years) and increase Availability in such next fiscal year by such amount, provided further that the aggregate net book value of all assets sold in any two consecutive fiscal years may not exceed 20% of Consolidated Total Assets measured at the beginning of such two-consecutive fiscal year period; and

                    (vii) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (vi) above, which is approved by the Required Banks so long as the after-tax proceeds (as reasonably estimated by the Borrower) are applied as a mandatory prepayment of the Term Loans in accordance with the provisions of Section 5.5.1 above.

               8.2.8 AFFILIATE TRANSACTIONS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person other than another Loan Party) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Agent and is in accordance with all applicable Law.

               8.2.9 SUBSIDIARIES.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Material Subsidiaries other than (i) Foreign Subsidiaries (ii) any Material Subsidiary (except for the Receivables Entity) which has joined this Agreement as a Guarantor or a Borrower on the Closing Date; or (iii) any Material Subsidiary formed, acquired or in existence after the Closing Date (except for the Receivables Entity) which joins this Agreement as a Guarantor or a Borrower pursuant to and in compliance with Section 11.18.

               8.2.10 CONTINUATION OF OR CHANGE IN BUSINESS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any other business than now engaged in by one or more of the Loan Parties or their Subsidiaries, substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business, provided, however, that the Receivables Entity may engage in the business of purchasing accounts receivable from the Company and its Subsidiaries..

               8.2.11 PLANS AND BENEFIT ARRANGEMENTS.

               None of the Loan Parties shall, and shall not permit any of its Subsidiaries to, engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA or otherwise violate ERISA:

               8.2.12 FISCAL YEAR.

               The Company shall not, and shall not permit any Subsidiary of the Company to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

               8.2.13 ISSUANCE OF STOCK.

               None of the Subsidiaries of the Company shall issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof, except as may be permitted under Section 8.2.5, and, in any event, subject to compliance with the Pledge Agreement, to the extent applicable.

               8.2.14 CHANGES IN ORGANIZATIONAL DOCUMENTS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least thirty (30) calendar days' prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Banks.

               8.2.15 MINIMUM NET WORTH.

               The Borrowers shall not permit Consolidated Net Worth, calculated as of the last day of each fiscal quarter, to be less than $307,500,000.

               8.2.16 MAXIMUM LEVERAGE RATIO.

               The Borrowers shall not permit the Leverage Ratio, measured as of the end of each fiscal quarter to exceed the ratio set forth below as of any fiscal quarter ending during the periods specified below:

           Period                  Ratio
           ------              ------------
Closing Date through 3/31/07   3.75 to 1.00
   6/30/07 and thereafter      3.50 to 1.00

               8.2.17 MINIMUM INTEREST COVERAGE RATIO.

               The Borrowers shall not permit the ratio of Consolidated Adjusted EBITDA to consolidated interest expense of the Borrowers and its Subsidiaries, measured as of the end of each fiscal quarter, for the four (4) fiscal quarters then ended, to be less than 3.50 to 1.00.

          8.3 REPORTING REQUIREMENTS.

               The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the
Banks:

               8.3.1 QUARTERLY FINANCIAL STATEMENTS.

               As soon as available and in any event within forty-five (45) calendar days (or any such earlier date as may be mandated by the SEC) after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Company and its Subsidiaries, consisting of a consolidated balance sheets as of the end of such fiscal quarter and related consolidated statements of income, consolidated retained earnings and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the President, Chief Financial Officer or

Treasurer of the Company as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 8.3.1 if within forty-five (45) days (or any such earlier date as may be mandated by the SEC) after the end of its fiscal quarter, the Company delivers to the Agent and each of the Banks a copy of its Form 10-Q as filed with the SEC and the financial statements contained therein meets the requirements described in this Section.

               8.3.2 ANNUAL FINANCIAL STATEMENTS.

               As soon as available and in any event within ninety (90) days (or any such earlier date as may be mandated by the SEC) after the end of each fiscal year of the Company and its Subsidiaries, financial statements of the Company consisting of a consolidated balance sheets as of the end of such fiscal year, and related consolidated statements of income, consolidated retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 8.3.2 if within ninety (90) days (or any such earlier date as may be mandated by the SEC) after the end of its fiscal year, the Company delivers to the Agent and each of the Banks a copy of its Annual Report and Form 10-K as filed with the SEC and the financial statements and certification of public accountants contained therein meets the requirements described in this Section. The Loan Parties shall deliver with such financial statements and certification by their accountants (i) a certificate to be delivered pursuant to Section 8.3.3 with respect to such financial statements and (ii) any management letters of such accounts addressed to the Company.

               8.3.3 CERTIFICATE OF THE BORROWER.

               Concurrently with the financial statements the Company furnished to the Agent and to the Banks pursuant to Sections 8.3.1 and 8.3.2, a certificate (each a "COMPLIANCE CERTIFICATE") of the Company signed by a Responsible Officer of the Company, in the form of EXHIBIT 8.3.4, to the effect that, except as described pursuant to Section 8.3.4, (i) the representations and warranties of the Borrowers contained in Section 6 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate, and (iii) containing


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calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.1.14.

               8.3.4 NOTICE OF DEFAULT.

               Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the President, Chief Financial Officer or Treasurer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which the such Loan Party proposes to take with respect thereto.

               8.3.5 NOTICE OF LITIGATION.

               Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $15,000,000.00 or which if adversely determined would constitute a Material Adverse Change.

               8.3.6 NOTICE OF CHANGE IN DEBT RATING.

               Within two (2) Business Days after Standard & Poor's or Moody's announces a change in the Company's Debt Rating, notice of such change. Borrowers will deliver, together with such notice, a copy of any written notification which the Company received from the applicable rating agency regarding such change of Debt Rating.

               8.3.7 CERTAIN EVENTS.

               Written notice to the Agent:

                    (i) at least thirty (30) calendar days prior thereto, with respect to any proposed sale or transfer of assets pursuant to Section 8.2.7(vi),

                    (ii) within the time limits set forth in Section 8.2.14, any amendment to the organizational documents of any Loan Party; and

               8.3.8 BUDGETS, FORECASTS, OTHER REPORTS AND INFORMATION.

               The following documents (1) upon the request of the Agent for so long as the Company is obligated to publicly file the reports listed below with the SEC, or (2) promptly upon their becoming available to the Company (without any such request by the Agent) in the event that the Company shall cease to be so obligated to publicly file such reports :

                    (i) any reports including management letters submitted to the Company by independent accountants in connection with any annual, interim or special audit,

                    (ii) any reports, notices or proxy statements generally distributed by the Company to its stockholders on a date no later than the date supplied to such stockholders,

                    (iii) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Company with the SEC,

                    (iv) a copy of any order in any proceeding to which the Company or any of its Subsidiaries is a party issued by any Official Body, and

                    (v) such other reports and information as any of the Banks may from time to time reasonably request. The Loan Parties shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

               8.3.9 NOTICES REGARDING PLANS AND BENEFIT ARRANGEMENTS.

                    8.3.9.1 CERTAIN EVENTS.

                    Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                    (i) any Reportable Event with respect to the Borrowers or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                    (ii) any Prohibited Transaction which could subject the Borrowers or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                    (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

                    (iv) any partial or complete withdrawal from a Multiemployer Plan by the Borrowers or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                    (v) any cessation of operations (by the Borrowers or any other member of the ERISA Group) at a facility in the circumstances described in
Section 4062(e) of ERISA,

                    (vi) withdrawal by the Borrowers or any other member of the ERISA Group from a Multiple Employer Plan,

                    (vii) a failure by the Borrowers or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                    (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                    (ix) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                    8.3.9.2 NOTICES OF INVOLUNTARY TERMINATION AND ANNUAL
REPORTS.

               Promptly after receipt thereof, copies of (a) all notices received by the Borrowers or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrowers or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrowers or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrowers or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrowers or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                    8.3.9.3 NOTICE OF VOLUNTARY TERMINATION.

               Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                   9. DEFAULT

          9.1 EVENTS OF DEFAULT.

               An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

               9.1.1 PAYMENTS UNDER LOAN DOCUMENTS.

               The Borrowers shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement

Obligation or Letter of Credit Borrowing when due or shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents within three
(3) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

               9.1.2 BREACH OF WARRANTY.

               Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

               9.1.3 BREACH OF NEGATIVE COVENANTS AND CERTAIN AFFIRMATIVE COVENANTS.

               Any of the Loan Parties shall default in the observance or performance of any covenant contained in Sections 8.1.6, 8.1.13, 8.1.14 or 8.1.14;

               9.1.4 BREACH OF OTHER COVENANTS.

               Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of twenty
(20) Business Days after any Responsible Officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);

               9.1.5 DEFAULTS IN OTHER AGREEMENTS OR INDEBTEDNESS.

               A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $5,000,000.00 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not, but in any event not beyond thirty (30) days) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

               9.1.6 FINAL JUDGMENTS OR ORDERS.

               Any final judgments or orders for the payment of money in excess of $10,000,000.00 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of forty-five (45) days from the date of entry;

               9.1.7 LOAN DOCUMENT UNENFORCEABLE.

               Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against any Loan Party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests (except for the release of liens provided under Section 8.1.13.2), rights, titles, interests, remedies, powers or privileges intended to be created thereby;

               9.1.8 PROCEEDINGS AGAINST ASSETS.

               Assets of the Loan Parties' or any of their Subsidiaries are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the fair market value of such assets are in excess of $10,000,000.00 in the aggregate and the same is not cured within forty-five (45) days thereafter;

               9.1.9 NOTICE OF LIEN OR ASSESSMENT.

               A notice of Lien or assessment in excess of $10,000,000.00 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid or bonded within forty-five (45) days after the same becomes payable;

               9.1.10 INSOLVENCY.

               Any Loan Party or any Material Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

               9.1.11 EVENTS RELATING TO PLANS AND BENEFIT ARRANGEMENTS.

               Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrowers' liability is likely to exceed $5,000,000.00;
(v) the Borrowers or any member of the ERISA Group shall fail to make any material contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrowers or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrowers or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrowers or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrowers and the other members of the ERISA Group;

               9.1.12 CESSATION OF BUSINESS.

               Any Loan Party ceases to conduct its business as contemplated, except as expressly permitted under Sections 8.2.6 or 8.2.7, or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty
(30) days after the entry thereof;

               9.1.13 CHANGE OF CONTROL.

                    (i) Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired, after the Closing Date, beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 20.00% or more of the voting capital stock of P. H. Glatfelter Company; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Company on the first day of such period (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors as of the first day of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the board of directors of the Company;

               9.1.14 INVOLUNTARY PROCEEDINGS.

               A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

               9.1.15 VOLUNTARY PROCEEDINGS.

               Any Loan Party or Material Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

          9.2 CONSEQUENCES OF EVENT OF DEFAULT.

               9.2.1 EVENTS OF DEFAULT OTHER THAN BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

               If an Event of Default specified under Sections 9.1.1 through
9.1.13 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness and Obligations of the Borrowers to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require any Borrowers to, and such Borrowers shall thereupon, deposit in a non-interest-bearing account with the Agent, as cash collateral for Borrowers' Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and each Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Borrowers (or applicable Borrowers, as the case may be); and

               9.2.2 BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

               If an Event of Default specified under Sections 9.1.14 or 9.1.15 shall occur, the Banks shall be under no further obligations to make Loans or issue Letters of Credit hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness and Obligations of the Borrowers to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

               9.2.3 SET-OFF.

               If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 10.13 and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrowers and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, a Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by a Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of a Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent; and

               9.2.4 SUITS, ACTIONS, PROCEEDINGS.

               If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Obligations pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, if owed any amount with respect to the Obligations, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

               9.2.5 APPLICATION OF PROCEEDS; COLLATERAL SHARING.

                    9.2.5.1 APPLICATION OF PROCEEDS.

               From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

                    (i) first, to reimburse the Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on the

Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents;

                    (ii) second, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents or a Bank-Provided Interest Rate Hedge, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                    (iii) the balance, if any, as required by Law.

                    9.2.5.2 COLLATERAL SHARING.

               Except as expressly set forth in the Pledge Agreement (to the extent executed and delivered in accordance herewith) all Liens granted under the Pledge Agreement and any other Loan Document (collectively, the "COLLATERAL DOCUMENTS") shall secure ratably and on a pari passu basis (i) the Obligations in favor of the Agent and the Banks hereunder and (ii) the Obligations incurred by any of the Loan Parties in favor of any Bank which provides a Bank-Provided Interest Rate Hedge (the "IRH PROVIDER"). The Agent under the Collateral Documents shall be deemed to serve as the collateral agent (the "COLLATERAL AGENT") for the IRH Provider and the Banks hereunder, provided that the Collateral Agent shall comply with the instructions and directions of the Agent (or the Banks under this Agreement to the extent that this Agreement or any other Loan Documents empowers the Banks to direct the Agent), as to all matters relating to the Collateral, including the maintenance and disposition thereof. No IRH Provider (except in its capacity as a Bank hereunder) shall be entitled or have the power to direct or instruct the Collateral Agent on any such matters or to control or direct in any manner the maintenance or disposition of the Collateral.

               9.2.6 OTHER RIGHTS AND REMEDIES.

               In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, as relates to the Collateral, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

          9.3 NOTICE OF SALE.

               Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                                 10. THE AGENT

          10.1 APPOINTMENT.

               Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

          10.2 DELEGATION OF DUTIES.

               The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 10.5 and 10.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

          10.3 NATURE OF DUTIES; INDEPENDENT CREDIT INVESTIGATION.

               The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have, by reason of this Agreement, a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans and issuance and maintenance of Letters of Credit hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or issuance of any Letter of Credit or at any time or times thereafter.

          10.4 ACTIONS IN DISCRETION OF AGENT; INSTRUCTIONS FROM THE BANKS.

               The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
10.6. Subject to the provisions of Section 10.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

          10.5 REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY THE BORROWER.

               The Borrowers, on a joint and several basis, unconditionally agree to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrowers was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld. In addition, the Borrowers, jointly and severally, agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties, provided that such reimbursement obligation shall be limited to one (1) audit in each fiscal year so long as no Event of Default exists and is continuing.

          10.6 EXCULPATORY PROVISIONS; LIMITATION OF LIABILITY.

               Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with an credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

          10.7 REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY BANKS.

               Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrowers to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

          10.8 RELIANCE BY AGENT.

               The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          10.9 NOTICE OF DEFAULT.

               The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or a Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

          10.10 NOTICES.

               The Agent shall promptly send to each Bank a copy of all notices received from a Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof.

          10.11 BANKS IN THEIR INDIVIDUAL CAPACITIES; AGENT IN ITS INDIVIDUAL CAPACITY.

               With respect to its Revolving Credit Commitment, the Revolving Credit Loans, Swing Loan Commitment, Swing Loans, the Term Loan Commitment and the Term Loan made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "BANK" and "BANKS" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, issue letters of credit for the account of, acquire equity interests in, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder, in each case, in the case of a Bank, after prior written notice to Agent and otherwise without notice to or consent of the other Banks. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties or any of their Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Loan Parties or such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          10.12 HOLDERS OF NOTES.

               The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          10.13 EQUALIZATION OF BANKS.

               The Banks and the holders of any participations in any Commitments, Loans, Letters of Credit or other rights or obligations of a Bank hereunder agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments on the Obligations, except as otherwise provided in Sections 4.4.3, 5.4.2 or 5.6. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in Obligations owed to such Bank in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount of the Obligations, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

          10.14 SUCCESSOR AGENT.

               The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 5.4.2, in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrowers. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrowers, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrowers, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrowers consent to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "AGENT" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 10 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

          10.15 AGENT'S FEE.

               The Borrowers, on a joint and several basis, shall pay to the Agent a nonrefundable fee (the "AGENT'S FEE") under the terms of a letter (the "AGENT'S LETTER") among the Borrowers and Agent, as amended from time to time.

          10.16 AVAILABILITY OF FUNDS.

               The Agent may assume that each Bank has made or will make the proceeds of the applicable Loan available to the Agent in the applicable currency unless the Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrowers (whether using its own funds pursuant to this Section 10.16 or using proceeds deposited with the

Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrowers a corresponding amount in the applicable currency. If such corresponding amount is not in fact made available to the Agent by such Bank in the applicable currency, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

          10.17 CALCULATIONS.

               In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrowers and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate or the Overnight Rate if such computation relates to a Revolving Credit Loan made in an Optional Currency.

          10.18 NO RELIANCE ON AGENT'S CUSTOMER IDENTIFICATION PROGRAM.

               Each Bank acknowledges and agrees that neither such Bank, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Bank's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP REGULATIONS"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or
(5) other procedures required under the CIP Regulations or such other Laws.

          10.19 BENEFICIARIES.

               Except as expressly provided herein, the provisions of this
Section 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                               11. MISCELLANEOUS

          11.1 MODIFICATIONS, AMENDMENTS OR WAIVERS.

               With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Company on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

               11.1.1 INCREASE OF COMMITMENT; EXTENSION OF EXPIRATION DATE.

               Increase the amount of the Revolving Credit Commitment or Term Loan Commitment or Swing Loan Commitment of any Bank hereunder or extend the Expiration Date;

               11.1.2 EXTENSION OF PAYMENT; REDUCTION OF PRINCIPAL INTEREST OR FEES; MODIFICATION OF TERMS OF PAYMENT.

               Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

               11.1.3 RELEASE OF COLLATERAL OR GUARANTOR.

               Release any Collateral consisting of capital stock or other ownership interests of any Loan Party or its Subsidiary or substantially all of the assets of any Loan Party, any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations, except for releases of Collateral pursuant to Section 8.1.13.2; or

               11.1.4 MISCELLANEOUS.

               Amend Sections 5.2, 10.6 or 10.13 or this Section 11.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity (as applicable) as Agent or the issuer of Letters of Credit or PNC Bank, in the case of Swing Loan, lender shall be effective without the written consent of the Agent.

          11.2 NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.

               No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

          11.3 REIMBURSEMENT AND INDEMNIFICATION OF BANKS BY THE BORROWER;
TAXES.

               The Borrowers, jointly and severally, agree unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrowers' Obligations are set forth in Section 10.5) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including reasonable fees and expenses of counsel for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and
(d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrowers hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrowers, on a joint and several basis, agree unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrowers, on a joint and several basis, agree unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

          11.4 HOLIDAYS.

               Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 with respect to Interest Periods under the Euro-Rate Option) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

          11.5 FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE.

               11.5.1 NOTIONAL FUNDING.

               Each Bank shall have the right from time to time, without notice to the Borrowers, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrowers to such other office), and as a result of such change, the Borrowers would not be under any greater financial obligation pursuant to Section 5.6 than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

               11.5.2 ACTUAL FUNDING.

               Each Bank shall have the right from time to time to make or maintain any Loan or Letter of Credit Borrowing by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section 11.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans or Letter of Credit Borrowing hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans or Letter of Credit Borrowing to the same extent as if such Loans or Letter of Credit Borrowing were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans or Letter of Credit Borrowing hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrowers hereunder or require the Borrowers to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.6) which would otherwise not be incurred.

          11.6 NOTICES; LENDING OFFICES.

               Any notice, request, demand, direction or other communication (for purposes of this Section 11.6 only, a "NOTICE") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "WEBSITE POSTING") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this
Section 11.6) in accordance with this Section 11.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on SCHEDULE 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 11.6. Any Notice shall be effective:

                    (i) In the case of hand-delivery, when delivered;

                    (ii) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                    (iii) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

                    (iv) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

                    (v) In the case of electronic transmission, when actually received;

                    (vi) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 11.6; and

                    (vii) If given by any other means (including by overnight courier), when actually received.

Any Bank giving a Notice to a Loan Party shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of its receipt of such Notice. SCHEDULE 1.1(B) lists the Lending Offices of each Bank. Each Bank may change its Lending Offices by written Notice to the Agent and other Banks.

          11.7 SEVERABILITY.

               The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          11.8 GOVERNING LAW.

               Each Letter of Credit and Section 2.11 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

          11.9 PRIOR UNDERSTANDING.

               This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

          11.10 DURATION; SURVIVAL.

               All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the

Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1, 8.1.14 and 8.3 herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Obligations and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrowers and the Banks contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 and Sections 10.5, 10.7 and 11.3, shall survive payment in full of the Obligations, expiration or termination of the Letters of Credit and termination of the Commitments.

          11.11 SUCCESSORS AND ASSIGNS.

                    (i) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans and Letter of Credit Borrowings made by it to one or more banks or other entities, subject to the consent of the Company, on behalf of the Borrowers, and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrowers shall be required (A) if an Event of Default exists and is continuing, (B) in the case of an assignment by a Bank to an Affiliate of such Bank, or (C) in the case of an assignment by either PNC Bank or Credit Suisse within 90 days following the Closing Date and (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts less than the lesser of $5,000,000.00 and the amount of the assigning Bank's Revolving Credit Commitment or outstanding Term Loan. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrowers shall execute and deliver a new Note to the assignee, if such assignee requests such a
Note in an amount equal to the amount of the Revolving Credit Commitment or Term Loan assumed by it and a new Revolving Credit Note or Term Note to the assigning Bank, if the assigning Bank requests such a Note, in an amount equal to the Revolving Credit Commitment or Term Loan retained by it hereunder. Any Bank which assigns any or all of its Revolving Credit Commitment or Loans to a Person other than an Affiliate of such Bank shall pay to the Agent a service fee in the amount of $3,500.00 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 9.2.3 (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 11.1.1, 11.1.2, or 11.1.3), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

                    (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrowers and the Agent the form of certificate described in Section
11.17 relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 11.12.

                    (iii) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note (if any) and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrowers or the Agent. No such pledge or grant of a security interest shall release the Transferor Bank of its obligations hereunder or under any other Loan Document.

          11.12 CONFIDENTIALITY.

               11.12.1 GENERAL.

               The Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrowers specifically designate as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality,
(ii) to assignees and participants as contemplated by Section 11.11, and prospective assignees and participants who will be required to maintain confidentiality as if they were a Bank under this Agreement, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrowers, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrowers shall have consented to such disclosure.

               11.12.2 SHARING INFORMATION WITH AFFILIATES OF THE BANKS.

               Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each

Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or affiliate of any Bank receiving such information shall be bound by the provisions of Section 11.12.1 as if it were a Bank hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

          11.13 COUNTERPARTS.

               This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

          11.14 AGENT'S OR BANK'S CONSENT.

               Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion (unless otherwise specified herein) and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

          11.15 EXCEPTIONS.

               The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

          11.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

               EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF PHILADELPHIA COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR

RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

          11.17 CERTIFICATIONS FROM BANKS AND PARTICIPANTS

               11.17.1 TAX WITHHOLDING.

               Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Agent, each other Bank or assignee or participant of a Bank) agrees that it will deliver to each of the Company and the Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under Section 1.1441-1(c)(16) of the Income Tax Regulations (the "REGULATIONS")) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term "WITHHOLDING CERTIFICATE" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under Section 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Internal Revenue Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Bank, assignee or participant required to deliver to the Company and the Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows:
(A) each Bank which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrowers hereunder for the account of such Bank; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Company and the Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, the Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under Section 1.1441-7(b) of the Regulations. Further, the Agent is indemnified under Section 1.1461-1(e) of the Regulations against any claims and demands of any Bank or assignee or participant of a Bank for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Internal Revenue Code.

               11.17.2 USA PATRIOT ACT.

               Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United states or foreign county, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Bank is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) at such other times as are required under the USA Patriot Act.

          11.18 JOINDER OF GUARANTORS AND BORROWERS.

               Any Material Subsidiary of the Borrowers which is required to join this Agreement as a Guarantor pursuant to Section 8.2.9 or any Subsidiary which elects to join this Agreement as a Borrower shall execute and deliver to the Agent (i) a Guarantor Joinder or Borrower Joinder, as applicable, pursuant to which it shall join as a Guarantor or Borrower each of the Loan Documents to which the Guarantors or Borrowers are parties; (ii) documents in the forms described in Section 7.1 modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests, to the extent required hereunder, to the Agent, for the benefit of the Banks, in all Collateral held by such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder or Borrower Joinder and related documents to the Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

          11.19 NATURE OF FOREIGN BORROWER OBLIGATIONS.

               (a) Notwithstanding the joint and several liability of the Foreign Borrowers under this Agreement or any other Loan Document, the obligations of each Foreign Borrower on account of principal and interest under the Loans and Reimbursement Obligations and Letters of Credit Borrowings shall be limited to the principal amount advanced to such Foreign Borrower or its Subsidiaries and reimbursement of draws under Letters of Credit issued for the account of such Foreign Borrower or its Subsidiaries and, in each case, interest thereon. Each Foreign Borrower shall be liable only for its pro rata share of all fees and expenses and other sums due hereunder (other than principal and interest on the Loans) based upon the ratio of Loans outstanding to such Foreign Borrower to the total amount of Loans outstanding hereunder.

               (b) Any Foreign Borrower may from time to time deliver a termination notice to the Agent requesting that it no longer be a party hereto. Such termination shall be effective two Business Days after receipt by the Agent so long as all obligations of such Foreign Borrower hereunder have been paid in full (including principal, interest and other amounts) and no Letter of Credit issued for the account or benefit of such Foreign Borrower is outstanding; provided that, to the extent this Agreement provides for the survival of certain provisions upon termination hereof, such surviving provisions shall survive a termination under this subsection with respect to any such Foreign Borrower. Following receipt of such notice, no further Loans may be borrowed by such Foreign Borrower hereunder, unless such Foreign Borrower shall thereafter rejoin this Agreement as a Borrower pursuant to the joinder provisions of Section 11.18.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                        BORROWERS:
                                        P.H. GLATFELTER COMPANY


                                        By: /s/ John C. van Roden, Jr.
                                            ------------------------------------
                                        Name: John C. van Roden, Jr.
                                        Title: Executive Vice President and CFO


                                        PHG TEA LEAVES, INC.


                                        By: /s/ George B. Amoss, Jr.
                                            ------------------------------------
                                        Name: George B. Amoss, Jr.
                                        Title: President


                                        PAPIERFABRIK SCHOELLER & HOESCH GMBH &
                                        CO. KG

                                        By: S&H Verwaltungsgesellschaft mbH,
                                            its General Partner


                                        By: /s/ John P. Jacunski
                                            ------------------------------------
                                        Name: John P. Jacunski
                                        Title: Managing Director


                                        S&H VERWALTUNGSGESELLSCHAFT MBH


                                        By: /s/ John P. Jacunski
                                            ------------------------------------
                                        Name: John P. Jacunski
                                        Title: Managing Director


                                        GLATFELTER-UK, LTD.


                                        By: /s/ Jeffrey J. Norton
                                            ------------------------------------
                                        Name: Jeffrey J. Norton
                                        Title: Secretary


                                        MOLLANVICK, INC.


                                        By: /s/ George B. Amoss, Jr.
                                            ------------------------------------
                                        Name: George B. Amoss, Jr.
                                        Title: President

                                        GUARANTORS:

                                        GLATFELTER PULP WOOD COMPANY


                                        By: /s/ George H. Glatfelter
                                            ------------------------------------
                                        Name: George H Glatfelter
                                        Title: Chairman and President


                                        GLT INTERNATIONAL FINANCE, LLC


                                        By: /s/ George B. Amoss, Jr.
                                            ------------------------------------
                                        Name: George B. Amoss, Jr.
                                        Title: Treasurer


                                        GLENN-WOLFE, INC.


                                        By: /s/ George B. Amoss, Jr.
                                            ------------------------------------
                                        Name: George B. Amoss, Jr.
                                        Title: President

                                        PNC BANK, NATIONAL ASSOCIATION,
                                        and as Agent and as a Bank


                                        By: /s/ Frank A. Pugliese
                                            ------------------------------------
                                        Name: Frank A. Pugliese
                                        Title: Senior Vice President

                                        CREDIT SUISSE, CAYMAN ISLANDS BRANCH


                                        By: /s/ David Dodd
                                            ------------------------------------
                                        Name: David Dodd
                                        Title: Vice President


                                        By: /s/ Mikhail Faybusovich
                                            ------------------------------------
                                        Name: Mikhail Faybusovich
                                        Title: Associate

                                 SCHEDULE 1.1(A)

                   PRICING GRID FOR P. H. GLATFELTER COMPANY*
                             PRICING IN BASIS POINTS

                         LEVEL I           LEVEL II           LEVEL III         LEVEL IV          LEVEL V
                    ----------------   ----------------   ----------------   --------------   --------------
BASIS FOR PRICING   IF THE COMPANY'S   IF THE COMPANY'S   IF THE COMPANY'S       IF THE           IF THE
                     DEBT RATING IS     DEBT RATING IS     DEBT RATING IS    COMPANY'S DEBT   COMPANY'S DEBT
                       BAA2/BBB OR        BAA3/BBB-.          BA1/BB+.          RATING IS        RATING IS
                         HIGHER.                                                 BA2/BB.        BA3/BB- OR
                                                                                                  LOWER.

COMMITMENT FEE            12.5                 15               17.5               22.5             27.5

EURO-RATE SPREAD          67.5               77.5               87.5              112.5            137.5

* IN THE EVENT THE COMPANY'S SENIOR UNSECURED DEBT IS SPLIT-RATED, PRICING WILL BE DETERMINED BY THE HIGHER OF THE TWO RATINGS, EXCEPT THAT IF THE RATINGS DIFFER BY MORE THAN ONE LEVEL, PRICING WILL BE DETERMINED BY ONE LEVEL ABOVE THE LOWER RATING. IN THE EVENT THAT EITHER MOODY'S OR STANDARD & POOR'S SHALL CEASE TO RATE THE SENIOR UNSECURED DEBT OF THE COMPANY, LEVEL V PRICING SHALL APPLY. INCREASES OR DECREASES IN PRICING AND FEES PURSUANT TO THE GRID ABOVE SHALL BE EFFECTIVE AS OF THE DATE ON WHICH ANY RATING OF THE SENIOR UNSECURED DEBT OF THE COMPANY SHALL CHANGE (IF SUCH CHANGE RESULTS IN A CHANGE IN THE PRICING LEVEL), EXCEPT THAT ANY INCREASE OR DECREASE IN THE PRICING RELATING TO OUTSTANDING BORROWING TRANCHES OF LOANS IN AN OPTIONAL CURRENCY SHALL BE EFFECTIVE UPON THE EXPIRATION OF THE CURRENT INTEREST PERIOD (AND NOT AT THE TIME OF THE CHANGE IN THE COMPANY'S SENIOR UNSECURED DEBT RATING).


                               SCHEDULE 1.1(A) - 1

                                 SCHEDULE 5.5.1

                         MANDATORY PREPAYMENT PERCENTAGE

                                                                                  PERCENTAGE OF
                           PERCENTAGE FOR    PERCENTAGE FOR     PERCENTAGE FOR     PROCEEDS OF
                             PROCEEDS OF      PROCEEDS OF     PROCEEDS OF ASSET      MATERIAL
LEVEL    LEVERAGE RATIO     INDEBTEDNESS    EQUITY ISSUANCE          SALE           RECOVERIES
-----   ----------------   --------------   ---------------   -----------------   -------------
  I      GREATER THAN OR        100%              50%                100%              100%
          EQUAL TO 3.0

  II     LESS THAN 3.0,         100%              50%                 75%              100%
        BUT GREATER THAN
               2.5

 III      LESS THAN 2.5           0%               0%                  0%                0%

AS OF THE CLOSING DATE, LEVEL I PERCENTAGES SHALL APPLY. THEREAFTER, THE APPLICABLE LEVEL SHALL BE DETERMINED BASED ON THE MOST RECENTLY DELIVERED COMPLIANCE CERTIFICATE DELIVERED PURSUANT TO SECTION 8.3.3, PROVIDED, HOWEVER, THAT ONCE THE MANDATORY PREPAYMENT PERCENTAGE HAS DECREASED, NO SUBSEQUENT INCREASE IN THE LEVERAGE RATIO SHALL CAUSE MANDATORY PREPAYMENT PERCENTAGE TO INCREASE.


                               SCHEDULE 5.5.1 - 1